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                                                                 Exhibit 4.2


                       LOAN AND SECURITY AGREEMENT


   THIS LOAN AND SECURITY AGREEMENT, dated as of the 28 day of May, 1996, is made by and between Dunn Computer Corporation, a Virginia corporation (the "Borrower") and SIGNET BANK, a Virginia banking corporation (the "Lender"). The Lender has agreed to extend credit to the Borrower, and the Borrower has agreed to obtain credit from the Lender, on the terms and conditions set forth in this Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

   SECTION 1. Definitions. Certain terms used in this Agreement are defined in this Section 1. These terms, and the additional terms defined above, shall have the meanings assigned wherever the terms appear in this Agreement. These meanings are also applicable to the singular and plural forms of the terms defined.

   "Account Receivable" means collectively and includes any of the following, whether now owned or hereafter acquired by the Borrower; all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all present and future rights to payments arising out of the licensing of computer software and systems; all accounts, contract rights, chattel paper, instruments and documents; proceeds of any letter of credit of which the Borrower is a beneficiary; all forms of obligations whatsoever owed to the Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any returned or repossessed goods; all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; together with all property included within the definitions of "accounts", "chattel paper", "documents" and "instruments" set forth in the UCC.

   "Act" means the Securities Act of 1933, as amended.

   "Administrative Fee" means the fee in the amount of $300.00 for each calendar month (or partial month) to be paid by the Borrower to the Lender pursuant to Section 2.4 hereof in consideration of the expenses incurred by the Lender in connection with administering the Loans and monitoring the Collateral.

   "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract, or otherwise.

   "Agreement" means this Loan and Security Agreement, as the same may be amended, modified or supplemented from time to time.

   "Application" means an Irrevocable Standby Letter of Credit Application and Agreement which shall be substantially in the form of Exhibit A attached hereto.

   "Bank" means any commercial banking corporation, savings bank or other financial institution.

   "Blue Sky Laws" means the securities laws of one or more states.

   "Borrowing Base" means, at the time in question, the sum of (a) 85% of Eligible Billed Government Receivables and (b) 80% of Eligible Billed Commercial Receivables as depicted in the Borrowing Base Certificate most recently received by the Lender pursuant to Section 2.1(e) or Section 5.8(g) provided, however, that (i) the Borrowing Base shall be reduced by the sum of the aggregate face amount of Letters of Credit outstanding on the date the Borrowing Base is being calculated plus the aggregate amount of all drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed pursuant hereto, (ii) at all times the Borrowing Base shall remain subject to verification by the Lender.

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   "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form attached hereto as Exhibit B (or such subsequent form as the Lender shall require) containing a computation of the Borrowing Base as of the date depicted therein and a certification that no Default or Event of Default has occurred and is continuing.

   "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State.

   "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

   "Cash Collateral Account" means each of the non-interest bearing bank accounts which the Lender shall cause to be opened pursuant to Section 3.2 hereof. The current Cash Collateral Account is account number 6520429827.

   "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

   "Closing" means the date on which the initial disbursement of the Loans is made.

   "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

   Collateral" means collectively and includes all Equipment, General Intangibles, Inventory, Accounts Receivable and all other property of the Borrower in which a Lien is granted to the Lender pursuant to this Agreement or any other Loan Document.

   "Commercial Customer" means any Customer other than the Government.

   "Commitment Fee" means the quarterly fee to be paid by the Borrower to the Lender pursuant to Section 2.5 hereof in consideration of the commitment by the Lender to make Loans hereunder. The Commitment Fee due for each calendar quarter (or portion thereof) shall equal the product of the Commitment Fee Rate in effect for such quarter (or portion thereof) multiplied by the difference between $2,000,000.00 and the sum of the average daily principal balance of the Loans during such quarter (or applicable portion thereof) plus the average daily face amount of all Letters of Credit outstanding during such quarter (or applicable portion thereof).

   "Commitment Fee Rate" means the rate, expressed as a percentage, calculated as by multiplying 3/8% by a fraction the numerator of which is the number of days in the calendar quarter, or shorter period, for which the Commitment Fee Rate is being calculated and the denominator of which is 360.

   "Corporate Guarantor" means any Guarantor which is a corporation.

   "Customer" means any Person obligated on an Account Receivable.

   "Debt" means collectively and includes (a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services;
(b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (e) obligations secured by any Lien on property owned by the Person, whether or not the obligations have been assumed.

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    "Default" means any event which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

    "Default Rate" means a rate of interest equal to 3% above otherwise applicable rate.

    "Eligible Billed Commercial Receivable" means any Eligible Billed Receivable which does not arise out of a prime contract between the Borrower and the Government; provided that, for so long as more than 50% of the Eligible Receivables due from any Commercial Customer remains unpaid for more than 90 days following the date of initial invoice to such Commercial Customer for such Eligible Receivables, then no Accounts Receivable of such Commercial Customer may be included as Eligible Billed Commercial Receivables.

    "Eligible Billed Government Receivable" means any Eligible Billed Receivable which arises out of a prime contract between the Borrower and the Government.

    "Eligible Billed Receivable" means any Eligible Receivable that has been billed to the appropriate Customer and is aged less than 90 days from the date of the initial invoice.

    "Eligible Receivable" means any Account Receivable of the Borrower (a) that represents valid obligations of a Customer to make payment to the Borrower for goods shipped or delivered or services completed under valid contracts of sale or service; (b) on which the Customer is not an Affiliate of the Borrower; (c) with respect to which the Borrower has no knowledge or notice of any inability of the Customer to make full payment; (d) from the face amount of which has been deducted all payments, set-offs, contras, amounts subject to adverse claims made in writing to the Borrower, contractual allowances, bad debt reserves and other credits applicable thereto; (e) that is subject to no Liens other than those permitted by this Agreement; (f) that continues to be in full conformity with the representations and warranties made by the Borrower to the Lender in this Agreement with respect thereto; (g) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (h) on which the Customer is not a foreign government or an entity organized and existing under the laws of a country other than the United States; and (i) which is not an Excluded Government Final Invoice Receivable; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Accounts Receivable from the category of Eligible Receivables and the Borrowing Base, that if the Lender reasonably determines that the collectibility of any Account Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Borrower indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables.

    "Employee Benefit Plan" means any employee welfare benefit plan or employee pension benefit plan, as those terms are defined in Section 3(1) and 3(2) of ERISA, for the benefit of employees of the Borrower or any ERISA Affiliate.

    "Environmental Laws" means all federal, state or local laws, rules, regulations or orders relating to air, water or noise pollution, employee health and safety, or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances, including, but not limited to CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970, as amended.

    "Equipment" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: equipment and fixtures, including, without limitation, computer hardware, computer software and systems, furniture, machinery, vehicles and trade fixtures, together with any and all accessories,

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accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, together with all other such items which are included within the definitions of "equipment" and "fixtures" as set forth in the UCC.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower would be treated as a "single employer" within the meaning of Code sections 414(b), (c), (m), (n) or
(o).

          "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excluded Government Final Invoice Receivable" means any Account Receivable relating to the last payment due to the Borrower under a prime contract between the Borrower and the Government unless (a) such contract is a "Fixed Price Contract" (as defined in Federal Acquisition Regulation Part 16.2, or any successor regulation) which does not include any provision for progress payments, incentive arrangements, or price redetermination or (b) the Lender has consented in writing to the exclusion of such Account Receivable from the category of Excluded Government Final Invoice Receivables.

          "Financial Reporting Month" means a calendar month or such other substantially equivalent financial reporting period adopted by the Borrower and approved by the Lender.

          "GAAP" means generally accepted accounting principles consistently applied.

          "General Intangibles" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: choses in action, causes of action and all other intangible property of every kind and nature, including , without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification, together with all property which is included within the definition of "general intangibles" as set forth in the UCC.

          "Government" means the United States of America or any agency or instrumentality thereof.

          "Guarantor" means, individually and collectively, Thomas P. Dunn, Claudia N. Dunn, John D. Vazzana and the Corporate Guarantor, if any.

          "Guaranty" means each guaranty agreement, in form and substance satisfactory to the Lender, to be delivered by a Guarantor under the terms of this Agreement.

          "Indemnitee" shall mean the Lender, its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns.

          "Intellectual property" shall mean letters patent, licenses, trade names, trademarks, copyrights, inventions, service marks, trademark registrations, service mark registrations and copyright registrations, whether domestic or foreign and applications for any of the foregoing, and all proprietary technology, know-how, trade secrets or other intellectual property rights owned or used by the Borrower or any Subsidiary in the operation of their respective businesses.

          "Interest Payment Date" means the last day of each calendar month.

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     "Inventory" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all goods held or intended for sale or lease by the Borrower, or furnished or to be furnished under contracts or service, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, together with all property included within the definition of "inventory" set forth in the UCC.

     "Letter of Credit" means any letter of credit issued for the benefit of the Borrower hereunder pursuant to an Application submitted by the Borrower and accepted by the Lender.

     "License" shall mean any certificate, license, franchise, permit or other authorization.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loans" means the loans to be made to the Borrower by the Lender pursuant to this Agreement.

     "Loan Documents" means this Agreement, the Note, and any other document now or hereafter executed or delivered in connection with the Obligations in evidence thereof or as security therefor, including, without limitation, any guaranty, life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, promissory note or subordination agreement.

    "Maximum Amount" means, at any time, the lesser of (a) $2,000,000.00 or
(b) the then applicable Borrowing Base.

     "Multiemployer Plan" means a multiemployer plan defined as such in
Section 4001(a) (3) of ERISA.

     "Note" means the promissory note in form and substance acceptable to the Lender in the original principal amount of $2,000,000.00 (as it may be amended, modified supplemented or replaced from time to time) evidencing the obligation of the Borrower to pay the principal amount of the Loans together with interest on the Loans.

     "Obligations" means the Loans, the Note, all indebtedness and obligations of the Borrower under this Agreement and the other Loan Documents, as well as all other obligations and indebtedness of the Borrower to the Lender, now existing or hereafter arising, of every kind and description, whether or not evidenced by notes or other instruments, and whether such obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, including, without limitation, any overdrafts in any deposit account maintained by the Borrower with the Lender and all obligations of the Borrower with respect to letters of credit issued by the Lender for the account of the Borrower.

     "Operating Account" means the demand deposit account maintained with the Lender by the Borrower on which the Borrower draws checks to pay its operating expenses. The initial Operating Account is account number 6520429819.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Prime Rate" means the rate of interest established from time to time by the Lender and announced by the Lender as its prime rate. The Prime Rate is not necessarily the lowest or most favorable rate of interest charged by the Lender on extensions of credit to debtors.

     "Proceeding" shall mean any action, suit or proceeding before any Tribunal.

     "Reportable Event" means any of the events described in Section 4043(b) of ERISA.

     "State" means the Commonwealth of Virginia.

     "Subsidiary" means a corporation now existing or hereafter formed of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

     "Tangible Net Worth" means, at any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on the consolidated balance sheet of the Borrower and its Subsidiaries on such date; provided that, in any event, such amounts are to be net of amounts carried on the books of the Borrower and its Subsidiaries for (a) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the date of this Agreement; (b) treasury stock; (c) unamortized debt discount expense; (d) any cost of investments in excess of net assets acquired at any time of acquisition; (e) loans or advances to any Affiliate of the Borrower or Subsidiary, or director, officers, employees or shareholders of the Borrower, any Affiliate of the Borrower, or any Subsidiary; (f) patents, patent applications, copyrights trademarks, trade names, good will, research and development costs, organizational expenses, capitalized software development costs and other like intangibles; and (g) any investments in securities which are not actively traded on a national securities exchange.

     "Tax Return" shall mean any federal, state and local income, excise, property and other tax return or report.

     "Termination Date" means February 28, 1997 and any extension or extensions thereof granted by the Lender in its sole discretion.

     "Tribunal" means any federal, state, municipal, foreign, territorial, or other court, arbitration panel or governmental body, subdivision, agency, department, commission, board, bureau or instrumentality having jurisdiction over the matter concerned.

     "UCC" means the Uniform Commercial Code as adopted in the State and all amendments thereto.


     SECTION 2.  Loans

     2.1     Amount and Borrowing Procedure.

     (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Loans to the Borrower from time to time until the Termination Date in an aggregate principal amount not to exceed at any one time outstanding the Maximum Amount. Up to the Maximum Amount, the Borrower may borrow, repay without penalty and re-borrow hereunder from the date hereof until the Termination Date.

    (b) Subject to the terms and conditions of this Agreement, the Application applicable thereto and the other Loan Documents, the Lender agrees to issue Letters of Credit in an aggregate amount not to exceed the lesser of $0 or the Maximum Amount then available and with an expiration date acceptable to the Lender in its sole and absolute discretion.

    (c) The Borrower shall immediately prepay the Loans to the extent that the aggregate unpaid principal balance thereof at any time exceeds the Maximum Amount.

    (d) The proceeds of the Loans shall be used for business or commercial purposes, including supporting the issuance by the Lender of Letters of Credit at the request of the Borrower, and for no other purpose.

    (e) Any request for a Loan must be received by the Lender not later than 1:00 p.m. (Washington, D.C. time) on the date on which the Loan is to be made. Each request must specify the amount of the Loan and, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate, which may be transmitted by telecopy to the Lender at (703) 506-9553, or such other number as the Lender may designate in written notice to the Borrower. If a Borrowing Base Certificate is transmitted by telecopy, the Borrower shall maintain the original of such Borrowing Base Certificate as a permanent record for so long as any of the Obligations remain outstanding and shall allow the Lender to inspect such Borrowing Base Certificate and shall provide copies of such original to the Lender upon its request therefor. The proceeds of the Loans will be credited to the Operating Account. Loans may be requested by those individuals designated by the Borrower from time to time in written instruments delivered to the Lender; provided, however, that the Borrower shall remain liable with respect to any Loan disbursed by the Lender in good faith hereunder, even if such a Loan is requested by an individual who has not been so designated. The Borrower agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Loan were used.

    (f) Any request for a Letter of Credit to be issued must be made by delivery to the Lender, not later than five (5) Business Days prior to the date of issuance of such requested Letter of Credit, of a properly completed and executed Application. The fee for each Letter of Credit shall be an amount equal to an opening fee of $500.00 plus a non-refundable commission of 2% per annum of the undrawn portion of the Letter of Credit, payable in advance upon issuance and thereafter on each anniversary of the date of issuance of such Letter of Credit. The Lender is authorized to advance on behalf of Borrower as a Loan all sums required to be paid by Borrower to Lender in respect of any such Letter of Credit pursuant to the terms of the Application (including the fee set forth above), provided that the Lender may, but shall not be obligated to make such Loans if, after the disbursement thereof, the aggregate principal amount of the Loans then outstanding would exceed the Maximum Amount. The provisions of the Application are deemed incorporated in this Agreement by this reference and shall be binding upon the Lender and Borrower as if fully set forth herein. If a conflict exists between the terms of the Application and any other Loan Document, the terms of the Application shall control with respect to any Letter of Credit issued pursuant to such Application but not as to other matters governed by this Agreement or such Loan Document.

    2.2. Interest. Each Loan shall bear interest on the unpaid principal balance thereof from time to time outstanding, for each day from the date such Loan is made until it becomes due, at a per annum rate equal to the Prime Rate plus 3/4%. Payments of interest on each Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Loan. At the option of the Lender, the Loans shall bear interest at the Default Rate, payable on demand, for each day during any period of Default hereunder.

    2.3. Note. The obligation of the Borrower to repay the Loans, together with interest thereon, shall be evidenced by the Note. The unpaid principal balance of the Note shall be payable on the Termination Date, subject to acceleration, termination or prepayment under the terms of this Agreement.

  2.4. Administrative Fee. The obligation of the Borrower to pay the Administrative Fee shall commence on the date hereof and shall continue until the Obligations have been fully and completely paid and discharged.
Commencing on the Interest Payment Date following the date hereof and continuing on each subsequent Interest Payment Date until the Obligations have been fully and completely paid and discharged, the Borrower shall pay the Administrative Fee due for the month (or partial month) ending on such Interest Payment Date. Any accrued and unpaid portion of this fee shall be paid on the Termination Date.

  2.5 Commitment Fee. The obligation of the Borrower to pay the Commitment Fee shall commence on the date hereof and shall continue until the Obligations have been fully and completely paid and discharged. Commencing on May 31, 1996 and continuing on the last day of each subsequent calendar month thereafter until the Obligations have been fully and completely paid and discharged, the Borrower shall pay the Commitment Fee due for the quarter (or portion thereof) then ending. Any accrued and unpaid portion of this fee shall be paid on the Termination Date.

  2.6 Payments and Computations. All payments hereunder (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Note or the Loans shall be made in lawful money of the United States of America, in immediately available funds, to the Lender at its office at 7799 Leesburg Pike, Falls Church, Virginia 22043, or at such other place as the Lender may in writing designate, and shall be applied, at the option of the Lender, first to accrued Obligations other than principal and interest, next to accrued interest and then to principal. If any payment of principal, interest or fees is not due on a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within seven days of its due date, the borrower agrees to pay to the Lender a late charge equal to 5% of the amount of the payment. The rate at which interest accrues on the unpaid principal balance of the Loans shall be changed effective as of the date of any change in the Prime Rate. Except as otherwise specifically provided, interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The Lender may, but shall not be obligated to, debit the amount of any payment due under this Agreement to any deposit account or loan account of the Borrower maintained with the Lender.

  2.7 Termination of Credit Facility by Borrower. The Borrower may terminate the credit facility provided for in this Agreement and discontinue borrowing hereunder by giving not less than 30 Business Days' prior written notice of such termination to the Lender. The termination of the credit facility provided for in this Agreement shall not affect the rights of the Lender with respect to any Obligations arising prior or subsequent to such termination and the provisions of this Agreement shall remain in full force and effect until the Obligations have been fully and completely paid and discharged. Once the Obligations have been fully and completely paid and discharged and all obligations of the Lender to make Loans has terminated, the Lender will release its Liens in the Collateral.

  2.8 Extensions of Termination Date. The Lender may from time to time, in its sole discretion, extend the Termination Date by giving written notice of such extension to the Borrower. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect.

  SECTION 3. Covenants Representations and Other Terms Regarding Collateral.

  3.1 Security Interest. The Borrower hereby grants to the Lender, its successors and assigns, a security interest in the Collateral, all additions and accessions thereto and replacements thereof and all proceeds and products thereof, all books of account and records, including all computer software relating thereto, all policies of insurance on any property of the Borrower and all proceeds of such policies, all of which shall secure the Obligations.

  3.2 Accounts Receivable.

     (a) The Borrower represents and warrants as to each and every Account Receivable, which is an account, now existing or hereafter arising, that: (i) it is a bona fide existing obligation, valid and enforceable against the Customer, for goods sold or leased or services rendered in the ordinary course of business; (ii) it is subject to no dispute, defense or offset except as disclosed in writing to the Lender; (iii) the supporting documents, instruments, chattel paper and other evidences of indebtedness, if any, delivered to the Lender are genuine, complete valid and enforceable in accordance with their terms; (iv) it is not subject to any discount, allowance or special terms of payment except as disclosed in writing to the Lender; and (v) except to the extent the Assignment of Claims Act of 1940 or similar state law may apply to an Account Receivable from the Government, it is not and shall not be subject to any prohibition or limitation upon assignment.

     (b) The Borrower shall immediately notify the Lender of: (i) any dispute with a Customer relating to an Account Receivable due from such Customer in excess of $50,000.00 and (ii) any bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any Customer of which the Borrower has knowledge.

     (c) It is intended that the Lender shall receive direct payments in respect of Accounts Receivable from Customers, and the Lender shall have the right to notify Customers of its security interest in the Accounts Receivable and require payments to be made directly to the Lender. The Borrower will notify each Customer of the Lender's security interest in the Accounts Receivable and shall direct all Customers to make payments on Accounts Receivable to the Cash Collateral Account designated by the Lender by printing such direction on all invoices given to Customers.

     (d) To facilitate its receipt of direct payments in respect of Accounts Receivable from Customers, the Lender has caused one or more Cash Collateral Accounts to be opened and maintained at the principal office of the Lender. The Lender may open additional Cash Collateral Accounts as it may deem necessary or desirable. The Cash Collateral Accounts will contain only cash proceeds of the Accounts Receivable. Any cash proceeds (as such term is defined in Section 9-306(I) of the UCC) received by the Lender directly from Customers obligated to make payments under Accounts Receivable pursuant clause (c) of this Section 3.2 or from the Borrower pursuant to clause (e) of this Section 3.2, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Accounts, and until so deposited shall be held in trust by the Borrower in recognition of the Lender's security interest therein and shall not be commingled with any funds of the Borrower not constituting proceeds of Collateral. The name in which the Cash Collateral Accounts is carried shall clearly indicate that the funds deposited therein are the property of the Borrower, subject to the security interest of the Lender hereunder. Such proceeds, when deposited, shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Lender shall have sole dominion and control over the funds deposited in the Cash Collateral Accounts, and such funds may be withdrawn therefrom only by the Lender. Provided that no Default or Event of Default exists, each Business Day the Lender (after final collection) will apply the funds in the Cash Collateral Accounts to reduce the outstanding principal balance of the Loans and will transfer any funds remaining in the Cash Collateral Accounts after such principal curtailments to the Operating Accounts.

     (e) The Borrower shall cause all payments from Customers in respect of Accounts Receivable collected by it to be delivered to the Lender forthwith upon receipt for deposit in the Cash Collateral Accounts, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection thereof by the Lender). The Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for the Borrower to endorse and sign the name of the Borrower on all checks, drafts, money orders or other media of payment so delivered and to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Section

3.2(e) and to carry out the intent hereof, to do any act which the Borrower is required to do pursuant to the terms of this Section 3.2(e), and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrower. Any endorsements or assignments made pursuant to the foregoing power of attorney shall, for all purposes, be deemed to have been made by the Borrower prior to any endorsement or assignment thereof by the Lender. The Lender may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

      (f) To facilitate the direct collection of payments made in respect of Accounts Receivable, the Lender shall have the right to take over the Borrower's post office boxes or make other arrangements, with which the Borrower shall cooperate, to receive the Borrower's mail.

      (g) The Borrower shall execute all other agreements, instruments and documents and shall perform all further acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

      3.3  INVENTORY AND EQUIPMENT

      (a) All of the Inventory and Equipment will be kept only at such places as the Borrower shall designate from time to time by written notice to the Lender. The Borrower shall give the Lender prior written notice before Inventory or Equipment is moved or delivered to a location other than such designated places of business and the Lender's lien and security interest will be maintained despite the location of the Inventory or Equipment. In connection with any such move or change, the Borrower shall execute and deliver to the Lender such financing statements as Lender shall require, in form and substance reasonably satisfactory to the Lender, to maintain the perfection and priority of the Lender's lien in such Equipment or Inventory. The Borrower shall not, without the prior written consent of the Lender, move or deliver the Inventory or Equipment to a location outside of the United States of America.

      (b) The Borrower shall keep and maintain the Equipment in good operating condition and repair. The Borrower shall not permit any of the Equipment to become a fixture to any real estate unless subordination agreements satisfactory to the Lender are obtained by any owner or mortgagee of such real estate. The Borrower shall, immediately on demand therefor by the Lender, deliver to the Lender any and all evidence of ownership of any of the Equipment. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Lender, except of (i) sales or dispositions of Equipment which the Borrower determines in good faith to be obsolete, and (ii) sales or dispositions of Equipment which is contemporaneously replaced with Equipment of comparable value and utility.

      (c) The Lender's security interest shall extend and attach to Inventory which is presently in existence and is owned by the Borrower or in which the Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in the Borrower's constructive, actual or exclusive occupancy or possession or not and wherever the same may be located, including, without limitation, all Inventory which may be located at the premises of the Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

      (d) Upon sale, exchange, lease or disposition of the Inventory or Equipment, the security interest of the Lender shall without break in continuity and without further formality or act continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by customers or repossessed by either the Borrower or the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

    (e) Except for sales or leases made in the ordinary course of business, the Borrower shall not sell, lease, encumber or dispose of or permit the sale, lease, encumbrance or disposal of any Inventory without the prior written consent of the Lender.

    3.4 Defense of Collateral. The Borrower, at its expense, will defend the Collateral against any claims or demands adverse to the Lender's security interest therein and will promptly pay, when due, all taxes or assessments levied against the Borrower on the Collateral.

    3.5 Information Regarding Collateral. The Borrower shall provide the Lender such information as the Lender may from time to time reasonably request with respect to the Collateral, including, without limitation, statements describing, designating, identifying and evaluating all Collateral and listing all sales and purchases of Inventory occurring within a designated time period.

    3.6 Insurance of Collateral. The Borrower shall have the Equipment and Inventory insured against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as the Lender shall specify, by insurers satisfactory to the Lender, in amounts satisfactory to the Lender and under policies containing loss payable clauses satisfactory to the Lender. Each such policy shall, at the option of the Lender, contain a provision that it may not be canceled or any of its terms amended, modified or waived, without giving the Lender 30 days' prior written notice. At the request of the Lender, all of such policies shall be deposited with the Lender. The Borrower agrees that the Lender shall have a security interest in such policies and the proceeds thereof, and, if any loss should occur, the proceeds may be applied to the payment of the Obligations or to the replacement or restoration of the Inventory or Equipment damaged or destroyed, as the Lender may elect or direct. After the occurrence of a Default or an Event of Default, the Lender shall have the right to file claims under any insurance policies, to receive, receipt and give acquinance for any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any of the insurance policies.

    3.7. Perfection of Security Interest. The Borrower shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Lender to perfect, maintain and protect the Lender's security interest in the Collateral. The Borrower shall pay taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement; provided that this shall not limit the obligations of the Borrower to execute separate or subsequent financing statements with respect to the Collateral upon the Lender's request.

    3.8. Power of Attorney. The Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for the Borrower to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Agreement and to carry out the intent hereof, to do any act which the Borrower is required to do pursuant to the terms of this Agreement, and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrower. The Borrower agrees that neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission, unless such acts were willful and malicious, not for any error of judgment or mistake of law or fact. This power is coupled with an interest and is irrevocable so long as any Obligations are outstanding. the Lender agrees that it shall not exercise any rights under this Section prior to the occurrence of a Default.

    3.9. Limitations on Obligations. It is expressly agreed by the Borrower that anything herein to the contrary notwithstanding, the Borrower shall remain liable under each Account Receivable and contract giving rise to each Account Receivable to observe and perform all the conditions and obligations to be observed and performed by the Borrow thereunder, all in accordance with and pursuant to the terms and provisions of each such Account Receivable and contract. The Lender shall not have any obligation or liability under any Account
Receivable or contract by reason of or arising out of this Agreement or the assignment of such Account Receivable or contract to the Lender or the receipt by the Lender of any payment relating to the Account Receivable pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any Account Receivable or contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Account Receivable, or to present or file any claim, or to take any action to collect or enforce any performance of the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     3.10 Indemnification. In any suit, proceeding or action brought by or against the Lender relating to the Collateral, the Borrower will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising own of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Lender. The foregoing obligation of the Borrower to indemnify the Lender shall survive the payment of the Obligations and the termination of this Agreement but shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful misconduct.


     SECTION 4. Representations and Warranties. As of the date hereof and as of each date a Loan is requested hereunder, the Borrower represents and warrants to the Lender:

     4.1 Incorporation Good Standing and Due Qualification. Each of the Borrower, its Subsidiaries and the Corporate Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     4.2 Corporate Power and Authority. The execution, delivery and performance by the Borrower and the Corporate Guarantor of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene such corporation's charter or bylaws; (c) result in a material breach of or constitute a default under any material agreement or instruments to which such corporation is a party or by which it or its properties may be bound or affected; (d) result in, or require, the creation or imposition of any Lieu, upon or with respect to any of the properties now owned or hereafter acquired by such corporation except as specifically created by or permitted under the Loan Documents; and (e) to Borrower's best knowledge cause such corporation to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such corporation.

     4.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower, the Guarantor and the Corporate Guarantor, enforceable against the Borrower, the Guarantor or the Corporate Guarantor, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership or by general principles of equity.

     4.4 Financial Statements. The financial statements of the Borrower and each Guarantor which have been furnished to the Lender in connection with this Agreement are complete and correct in all material respects in accordance with GAAP and fairly present the financial condition of such Borrower or Guarantor, and, since, the date of each such statement, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower or any Guarantor.

   4.5 Litigation. There is no pending or, to the Borrower's best knowledge, threatened action or proceeding against or affecting the Borrower, any Subsidiary or a Guarantor before any Tribunal, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower, any Subsidiary or any Guarantor.

   4.6 Ownership and Liens. The Borrower and each Subsidiary has title to all of its assets, including the Collateral and none of the Collateral or such assets, to the best of the Borrower's knowledge, is subject to any Lien, except Liens permitted by this Agreement.

   4.7 ERISA.

            (a) Prohibited Transactions. No transactions has occurred in connection with which the Borrower or any Subsidiary would be subject to a liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Code Section 4975.

            (b) Plan Termination. There has been no termination of an Employee Benefit Plan or trust created under any Employee Benefit Plan that has or will give rise to liability to the PBGC on the part of the Borrower or an ERISA Affiliate. No withdrawal or other liability has been incurred under Title IV of ERISA with respect to any Employee Benefit Plan by the Borrower or an ERISa Affiliate. The PBGC has not instituted proceedings to terminate any Employee Benefit Plan.

            (c) Accumulated Funding Deficiency. Full payment has been made of all amounts which are required under the terms of each Employee Benefit Plan to have been paid as contributions to such Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended on or before the date of this Agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Code Section 412), whether or not waived, exists with respect to any Employee Benefit Plan. The Borrower and each ERISA Affiliate are current with all required installments under Code Section 412.

            (d) Relationship of Benefits to Pension Plan Assets. The current value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each Employee Benefit Plan does not exceed the fair market value of the assets of such Employee Benefit Plan. Neither the Borrower nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan under Code Section 401(a)(29). No lien under Code Section 412(n) or Sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Borrower to be imposed on the assets of the Borrower or any ERISA Affiliate.

            (e) Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate participates in or contributes to or, since September 26, 1980 has participated in or contributed to, any Multiemployer Plan.

            (f) Compliance with ERISA. The Borrower and the ERISA Affiliate are in compliance in all material respects with those provisions of ERISA which are applicable to them. Any Employee Benefit Plan which is intended to be "qualified" under Code Section 401(a) is so qualified. No Reportable Event has occurred with respect to any Employee Benefit Plan. Each Employee Benefit Plan has been administered in compliance with ERISA and the applicable provisions of the Code, and in accordance with its terms and any related agreements or documents. The Borrower may terminate its contributions to any other Employee Benefit Plan maintained by it without incurring any liability to any person interested therein. There is no pending or, to the best knowledge of the Borrower, threatened assessment, complaint, proceeding or investigation of any kind before any Tribunal, including, but not limited to, the Internal Revenue Service, the Department of Labor, the PBGC or any court of competent jurisdiction, related to an Employee Benefit Plan, nor is there any basis therefor. The Borrower and each ERISA Affiliate have complied with the continuation coverage requirements of Code Section 4980B and Part 6 of Title 1 of ERISA and any predecessor provisions thereto.

   4.8 Taxes. The Borrower and each Subsidiary have (a) timely filed or caused to be filed all Tax Returns required to be filed for all periods up to and including the date hereof in each jurisdiction in which they are or have been subject to taxation and such returns and reports are true and correct, have timely filed all claims for refunds to which they are entitled and have timely paid or caused to be paid in full all taxes which are due and payable to any taxing authorities for such periods. (b) fully paid or accrued on their respective books an amount sufficient to pay all taxes to the extent of known liabilities therefor in respect of the period from 10/31/95 to and including the date hereof which are not yet due and payable, (c) made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been paid to the appropriate governmental authority or set aside in separate accounts for such purposes and (d) otherwise satisfied, in all material respects, all legal requirements applicable to them with respect to all aforementioned obligations of all taxing jurisdictions, and neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of the Borrower, threatened to assert against the Borrower or any Subsidiary any deficiency or claim for additional taxes or any interest thereon or penalties in connection therewith.

   4.9 Debt. The Borrower is not in any manner directly or contingently obligated with respect to any Debt which is not permitted by this Agreement. The Borrower is not in default with respect to any such Debt.

   4.10 Corporate Name: Chief Executive Office. During the five years immediately preceding the date of this Agreement, neither the Borrower nor any predecessor of the Borrower has used any corporate or fictitious name other than its current corporate name. The chief executive office of the Borrower, within the meaning of Section 9.103(3)(d) of the UCC is 1306 Squire Court, Sterling, Virginia 20166.

   4.11. Environmental and Safety Matter. The operation of the business of the Borrower and all Subsidiaries does not violate any applicable Environmental Laws. The Borrower and all Subsidiaries have timely obtained all licenses and permits and timely filed all reports required to be filed under any applicable Environmental Laws. Neither the Borrower nor any Subsidiary has, and, to the best knowledge of the Borrower, no other Person has, stored any chemicals or hazardous substances, including any "Hazardous Substances," "Pollutants" or "Contaminants" (as such terms are defined in CERCLA), asbestos, petroleum products, or polychlorinated biphenyls on, beneath or about any of the owned or leased properties of the Borrower or any Subsidiary in violation of any applicable legal requirements, including any Environmental Laws. Except as otherwise disclosed to the Lender in writing prior to the date hereof, to the best of knowledge of the Borrower, there is no condition relating to or resulting from the release or discharge into the soil, surface waters, groundwaters, drinking water supplies, navigable waters, land, surface or subsurface strata, ambient air or any other environmental medium which has resulted or could result in any damage, loss, cost, expense, claim, demand, order or liability to or against the Borrower or any Subsidiary by any Tribunal or other third party relating to or resulting from the operation of its business or otherwise related to any real property owned or leased of the Borrower or any Subsidiary, irrespective of the cause of such condition. Neither the Borrower nor any Subsidiary has received notice from any Tribunal or private or public entity advising the Borrower of any Subsidiary that it is potentially responsible for response costs with respect to a release or threatened release of any Hazardous Substances. Neither the Borrower nor any Subsidiary has and, to the best knowledge of the Borrower, no other Person has, buried, dumped or otherwise disposed of any Hazardous Substances on, beneath or about any property of the Borrower or any Subsidiary or on, beneath or about any property in violation of any applicable legal requirements, including any Environmental Laws. Neither the Borrower nor any Subsidiary has received notice of violation of any Environmental Law or zoning or land use ordinance, law or regulation relating to the operation of the business of the Borrower or any Subsidiary, nor is the Borrower aware of any such violation.

     4.12. Licenses. The Borrower and all Subsidiaries possess all Licenses from federal, state and local governmental or regulatory authorities that are necessary for the ownership, maintenance and operation of its business as now conducted or as proposed to be conducted and the ownership or leasing of its property where the failure to possess such Licenses would have a material adverse effect on the condition (financial or otherwise), operations, business or property of such Borrower or such Subsidiary. The Licenses are in full force and effect, and the Borrower and each Subsidiary, as the case may be, are in compliance in all material respects with all of such Licenses.

    4.13. Intellectual Property. The Borrower and all Subsidiaries own all right, title and interest in and to all Intellectual Property used in and material to the operation of its business or, for such Intellectual Property that is not owned, possesses adequate licenses or other legally enforceable rights to use the same. The Borrower has no reason to believe that any valid basis exists upon which a claim adversely affecting any such Intellectual Property may be asserted against the Borrower or any Subsidiary. To the best knowledge of the Borrower, no Person is infringing upon the Intellectual Property used by the Borrower or any Subsidiary material to the operation of their respective businesses. The Borrower has taken appropriate steps to protect the secrecy, confidentiality and value of its and all Subsidiaries' rights in and to such Intellectual Property and to prevent others from using such Intellectual Property without consent.

    4.14. Absence of Payments. None of the Borrower, any Subsidiary, any of their respective directors, officers, agents or employees, or, to the best knowledge of the Borrower, any other Person acting on behalf of any such Person has made any unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials or others.

    4.15. Related Party Transactions. No present or former officer, director, stockholder or Affiliate of the Borrower is a party to any transaction or series of transactions with the Borrower which requires payments by the Borrower to such officer, director, stockholder or Affiliate other than normal and customary employment compensation and benefits.

    4.16. Disclosure. All facts material to the financial condition, results of operations, business, prospects and property of the Borrower and each Subsidiary have heretofore been disclosed to the Lender. No representation or warranty made by the Borrower in this Agreement or in any of the other Loan Documents, or in any statement, certificate, exhibit or schedule furnished or to be furnished to the Lender pursuant to this Agreement or any of the other Loan Documents or in connection with the transactions contemplated herein and therein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

    SECTION 5. Affirmative Covenants. The Borrower covenants and agrees with the Lender that it will:

    5.1. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary and each Corporate Guarantor to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary and each Corporate Guarantor to qualify and remain qualified, as a foreign corporation in each jurisdiction in which to the best of Borrower's knowledge such qualification is required.

    5.2. Maintenance of Records. Keep, and cause each Subsidiary and each Corporate Guarantor to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower, each Subsidiary and each Corporate Guarantor, and maintain the principal records and books of account of the Borrower and each Subsidiary, including those concerning the Collateral, as the chief executive office of the Borrower.

    5.3. Maintenance of Properties. Maintain, keep and preserve, and cause each Subsidiary and each Corporate Guarantor to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

    5.4. Conduct of Business. Continue, and cause each Subsidiary and each Corporate Guarantor to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

    5.5. Maintenance of Insurance. Maintain, and cause each Subsidiary and each Corporate Guarantor to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, including, without limitation, insurance covering the Inventory and Equipment as required hereby.

    5.6. Compliance with Laws. Comply, and cause each Subsidiary and each Corporate Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except as contested in good faith and through appropriate proceedings deemed reasonably acceptable to the Lender.

    5.7 Right of Inspection. At any reasonable time and from time to time, permit the Lender or any agent or representative thereof to audit and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of their respective officers, directors or shareholders and the Borrower's independent accountants; and in connection with any such inspection, pay to the Lender upon demand its then current fee for such inspections to compensate the Lender for the cost incurred and the commitment of resources required for conducting such inspection.

    5.8  Reporting Requirements. Furnish to the Lender:

         (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, unaudited financial statements consisting of consolidated and consolidating balance sheets of the Borrower and Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and retained earnings of the Borrower and Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP. Such financial statements shall be certified by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender, to present fairly the financial condition of the Borrower (subject to year-end adjustment):

         (b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited financial statements consisting of consolidated and consolidating balance sheets of the Borrower and Subsidiaries as of the end of such fiscal year, consolidated and consolidating statements of income and retained earnings of the Borrower and Subsidiaries for such fiscal year, and consolidated and consolidating statement of cash flows of the Borrower and Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP. The consolidated statements shall be accompanied by an opinion thereon acceptable to the Lender of an independent certified public accountant firm selected by the Borrower and acceptable to the Lender:

    (c) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

    (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Tribunal affecting the Borrower or an Subsidiary, which, in the reasonable opinion of the Borrower, if determined adversely, could have a material adverse effect on the financial condition, properties or operations of the Borrower or such Subsidiary;

    (e) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) Business Days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

    (f) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

    (g) Borrowing Base Certificate and Accounts Receivable Detail. On or before the tenth (10th) day of each Financial Reporting Month, a Borrowing Base Certificate appropriately completed and executed by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender and including a computation of the Borrowing Base as of the last day of the previous
Financial Reporting Month, accompanied by (i) schedules of all outstanding Accounts Receivable of the Borrower as of the last day of the previous Financial Reporting Month showing the age of such Accounts Receivable in intervals of not more than thirty (30) days, (ii) reports relating to the Accounts Receivable setting forth a description of contracts giving rise to Accounts Receivable, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, in form and detail satisfactory to the Lender, (iii) such other supporting documents to the schedules as Lender may from time to time reasonably request, and (iv) such invoices, instruments, chattel paper and other evidences of indebtedness representing any Accounts Receivable, duly endorsed in blank or to the Lender, as the Lender may request;

    (h) Government Contract Audits. Promptly after the Borrower's receipt thereof, notice of any final decision of a contracting officer disallowing costs aggregating more than Fifty Thousand and 00/100 Dollars ($50,000.00) which disallowed costs arise out of any audit of the Borrower's contracts with the Government;

    (i) Notice of Claimed Defaults. Immediately upon becoming aware that the holder of any Debt or Lien has given notice or taken any action with respect to a claimed breach, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed breach, default or event of default by the Borrower thereunder, and the action being taken or proposed to be taken with respect thereto; and

    (j) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary or Corporate Guarantor as the Lender may from time to time reasonably request.

   5.9. Licenses. Keep, and cause each Subsidiary to keep, all Licenses and all other agreements necessary to operate the business of such Borrower or such Subsidiary in full force and effect and free from burdensome restrictions and comply in all material respects with all terms and conditions thereof.

   5.10. ERISA. (a) Make, and cause each Subsidiary to make, prompt payments of contributions required by the terms of each Employee Benefit Plan and meet the minimum funding standards set forth under ERISA and the Code with respect to each Employee Benefit Plan to which such standards apply; (b) notify the Lender immediately of any fact, including, without limitation, any Reportable Event, arising in connection with any Employee Benefit Plan which, more likely than not, would constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Employee Benefit Plan; (c) notify the Lender immediately of the intent by the Borrower to terminate any Employee Benefit Plan; (d) notify the Lender immediately of the adoption of an amendment to any Employee Benefit Plan (or of any other event) which causes any Employee Benefit Plan to fail to have sufficient assets to qualify for a standard termination under Section 4041 of ERISA or to require providing security under Code Section 401(a)(29); (e) promptly after receipt thereof, furnish to the Lender a copy of any notice received by the Borrower or any Subsidiary from the PBGC relating to the intention of the PBGC to terminate any Employee Benefit Plan or to appoint a trustee to administer any Employee Benefit Plan; (f) promptly after receipt thereof, furnish to the Lender a copy of any notice received by the Borrower or any Subsidiary from the Internal Revenue Service relating to the intention of the Internal Revenue Service to disqualify any Employee Benefit Plan or to refuse to grant a favorable determination letter with regard to any Employee Benefit Plan; (g) notify the Lender immediately of any lawsuit, claim for damages or administrative proceeding in which an Employee Benefit Plan or a fiduciary with respect thereto is a defendant; and (h) furnish to the Lender, promptly upon its request therefor, such additional information concerning each and every Employee Benefit Plan as may be reasonably requested, including, but not limited to, the annual report required to be filed under ERISA and any notices filed or proposed to be filed in connection with any of the foregoing.

   5.11. Environmental Matters. Notify the Lender immediately of the receipt by the Borrower or any Subsidiary of any notice from any Tribunal that there has been a violation by the Borrower or any Subsidiary of any Environmental Law and that remediation of such violation is necessary and assume responsibility for, and control the process of, any response action, penalties or correction associated with such violation.

   Section 5.12.  Financial Covenants.

                   (a) Minimum Tangible Net Worth. The Borrower covenants that as of the ending date of the financial period depicted in each balance sheet required to be delivered to the Lender under the terms of this Agreement, the Tangible Net Worth of the Borrower shall be not less than $1,250,000.00.

   SECTION 6.  Negative Covenants.  The Borrower agrees that it will not:

   6.1 Liens. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:
(a) Liens in favor of the Lender; (b) Liens which are incidental to the conduct of the business of the Borrower or any Subsidiary arising in connection with operating lease obligations evidencing the rights of the lessors under such leases or are created in connection with Debt of the Borrower permitted by Section 6.2 (c) below; (c) Liens on Equipment in existence on the date of this Agreement and disclosed in Schedule 6.1(c) attached hereto; (d) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary; and (e) purchase-money Liens on any fixed assets provided that (i) any property subject to any such purchase-money Lien is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the purchase-money Lien on any such property is created contemporaneously with such acquisition; (ii) each such purchase-money Lien shall attach only to the property so acquired; and (iii) the Debt secured by all such purchase-money Liens shall not exceed Fifty Thousand Dollars ($50,000.00) at any time outstanding in the aggregate.

     6.2. Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Debt, except (a) the Obligations; (b) Debt in existence on the date of this Agreement and depicted in Schedule 6.2 attached hereto; (c) Debt of the Borrower subordinated to the Obligations on terms satisfactory to the Lender; (d) subject to the limitations specified in Section 6.8 and 6.11 hereof, Debt of any Subsidiary to the Borrower or another Subsidiary; (e) ordinary trade accounts payable; and (f) Debt of the Borrower or any Subsidiary secured by purchase-money Liens permitted by this Agreement.

    6.3. Mergers, Etc. Merge or consolidate with a person, or permit any Subsidiary to do so, except that (a) any Subsidiary may merge into or transfer assets to the Borrower and (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

     6.4. Leases. Create, incur, assume, or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any obligation as lessee for the rental or hire or any real or personal property, except as is necessary in connection with such party's normal and customary business activities.

     6.5. Sale and Leaseback. Sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     6.6. Dividends. Declare or pay any dividends; purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; make any distribution of assets to its stockholders whether in cash, assets or obligations of the Borrower; allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any Subsidiary to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, except that if there is no Default at such time (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower, (b) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock, and (c) while an "S corporation" election remains effective for the Borrower, it may declare and pay dividends to its stockholders equal to the actual Federal, state and local income tax liability incurred by such stockholders as a result of the activities of the Borrower, after application of all deductions, credits, loss carry-forwards and other items reducing the income tax obligations of such stockholders, it being intended that any dividend permitted under this clause (e) shall be in an amount not exceeding the currently due and payable net income tax liability of the stockholder receiving such dividend, except that to the extent necessary to comply with applicable Code provisions and regulations governing S corporations, the stockholders shall receive pro-rata distributions in accordance with the largest distribution required to be made to pay the tax liability described above; provided that the Borrower shall not declare or pay any dividends permitted under this Section 6.6 until the Lender has received written notice from the Borrower at least five (5) Business Days in advance of declaring or paying any such dividend and has also received such other information as the Lender may have requested in order to verify the amount of the proposed dividends and to determine that the conditions precedent to the making of the requested dividends have been satisfied.

     6.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, Accounts Receivable and leasehold interests), except: (a) the sale of Inventory in the ordinary course of business; (b) the sale or other disposition of Equipment which the Borrower determines in good faith to be obsolete; and (c) the sale, lease, assignment, or other transfer by any Subsidiary of its assets to the Borrower.

   6.8. Loans. Make, or permit any Subsidiary to make, any loan or advance to any Person except for loans or advances to employees, officers or directors of the Borrower or any Subsidiary not exceeding at any time outstanding the aggregate principal sum of (i) Fifty Thousand Dollars ($50,000.00) plus (ii) reasonable advances for anticipated business expenses of employees that would be reimbursable to such employees under the Borrower's expense reimbursement policy.

   6.9. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

   6.10. Acquisitions. Purchase or acquire, or permit any Subsidiary to purchase or acquire, (a) all or substantially all of the assets of any Person, or (b) any capital stock of or ownership interest in any other Person.

   6.11. Transaction with Affiliate. Except as specifically permitted by the terms of this Agreement, (including, without limitation, Section 6.8 hereof), enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

   6.12. Change of Chief Executive Office and Corporate Name. Move the principal records and books of account of the Borrower and each Subsidiary, including those concerning the collateral from its chief executive office or change its chief executive office or the name under which it does business without (a) giving the Lender at least thirty (30) days prior written notice, and (b) executing and delivering financing statements reasonably satisfactory to the Lender prior to such move or change.

   SECTION 7. Conditions of Lending. The making of the Loans shall be subject to the following conditions:

   7.1. Conditions Precedent to Closing. The initial disbursement of the Loans shall be subject to the following conditions precedent:

   (a) The Loan Documents shall have been appropriately completed, duly executed by the parties thereto, recorded and or filed where necessary and delivered to the Lender, and all taxes and fees with respect to such recording and filing shall have been paid by the Borrower.

   (b)   No Default or Event of Default shall have occurred and be continuing.

   (c) All representations and warranties contained herein shall be true and correct at the date of the Closing.

   (d) All legal matters incident to the Loans shall be satisfactory to counsel for the Lender, and the Borrower agrees to execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender may reasonably request.

     (e) If required by the Lender, the Lender shall have received an opinion of counsel to the Borrower as to such matters as the Lender may request, in form and substance satisfactory to the Lender and its counsel.

     (f) Financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the Lender's security interest in the Collateral, termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Collateral (except with respect to Liens permitted by this Agreement), and all taxes and fees with respect to such recording and filing shall have been paid by the Borrower; provided that the Lender may choose to waive this condition with respect to the filing of certain financing statements or termination statements prior to Closing.

     (g) If requested by the Lender, the Borrower shall have delivered to the Lender (i) certified copies of evidence of all corporate actions taken by the Borrower and each Corporate Guarantor to authorize the execution and delivery of this Agreement, the Note and the other Loan Documents, (ii) a certificate of incumbency for the officers of the Borrower and each Corporate Guarantor executing the Loan Documents required herein, (iii) a good standing certificate dated not more than 30 days prior to the date of the Closing from the appropriate state official of any state in which the Borrower or any Corporate Guarantor is incorporated or qualified to do business, and (iv) such additional supporting documents as the Lender or counsel for the Lender may reasonably request.

     (h) The Lender shall have received a Borrowing Base Certificate, a listing and aging of Accounts Receivable, a listing of accounts payable of the Borrower, a report setting forth the status of all contracts, all of which shall be of a current date, shall be appropriately completed and duly executed by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender and generally shall be in form and substance satisfactory to the Lender.

     (i) The Lender shall have received and approved a current financial statement of any Guarantor.

     (j) The Lender shall have received evidence satisfactory to it that the Borrower has obtained the insurance required by this Agreement.

     (k) The Lender shall have received such landlord and mortgage waivers as it shall request with respect to any landlord or mortgagee which may claim or have an interest in any of the Collateral.

     7.2. CONDITIONS PRECEDENT TO SUBSEQUENT DISBURSEMENTS. The disbursement of subsequent Loans shall be subject to the following conditions precedent:

     (a) No Default or Event of Default shall have occurred and be continuing.

     (b) No material adverse change shall have occurred in the financial condition of the Borrower or any Guarantor.

     (c) All representations and warranties contained herein shall be true and correct at the date of such disbursement.

     (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the opinion of counsel for the Lender would make it illegal for the Lender to make Loans hereunder.

     (e) If required by the Lender, the Borrower shall have delivered to the Lender a current Borrowing Base Certificate, a listing and aging of Accounts Receivable, a listing of accounts payable of the Borrower, a report setting forth the status of all contracts, all of which shall be of a current date, shall be appropriately completed and duly executed by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender and generally shall be in form and substance satisfactory to the Lender.

    (f) If previously waived by the Lender as a condition to Closing, financing statements and/or termination statements shall have been filed in each location where the Lender deems such filing necessary to perfect its security interest in the Collateral or terminate a previously perfected security interest in the Collateral.

    SECTION 8.  Default.

    8.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

    (a) The failure of the Borrower to pay any Obligation to the Lender including, without limitation, the principal of or interest on the Note or any of the Loans, when the same shall become due and payable, whether at maturity, as a result of the Lender's demand for payment or otherwise, and such failure shall continue for a period of ten (10) days after the date when the Lender's notice of such failure (which notice may be a computer generated late payment notice) is deemed effective pursuant to Section 9.3 hereof; or

    (b) The refusal by the Borrower to permit the Lender to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

    (c) The failure of the Borrower to perform or observe any covenant set forth herein (except any such failure resulting in the occurrence of another Event of Default described in this Section) or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement or any of the other Loan Documents within ten
(10) days after the date when a notice from the Lender specifying such failure is deemed effective pursuant to Section 9.3 hereof; or

    (d) The existence of any material inaccuracy in any representation or warranty made by the Borrower or any statement or representation made in any certificate, report or opinion delivered pursuant hereto or in connection with any borrowing hereunder or the occurrence of any material breach thereof; or

    (e) The occurrence of a default under and the acceleration of any other obligation of the Borrower, any Subsidiary, or any Guarantor for the payment of any Debt in excess of Twenty Five Thousand Dollars ($25,000.00), unless and to the extent that the declaration of default and acceleration is being contested in good faith in a court of appropriate jurisdiction; or

    (f) The making by the Borrower of an assignment for the benefit of creditors, the filing by the Borrower of a petition in bankruptcy or a petition or application to any Tribunal for the appointment of any receiver or trustee for the Borrower or any substantial part of its property, or the commencement by the Borrower of any proceeding relating to the Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

    (g) The failure within 30 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to have such proceeding dismissed, or the failure within 30 days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower to have such appointment vacated; or

    (h) The occurrence of any of the events described in the two immediately preceding clauses with respect to a Subsidiary or a Guarantor, or any property of a Subsidiary or a Guarantor; or

     (i) The entry of any judgment against the Borrower, any Subsidiary or any Guarantor in excess of Twenty Five Thousand Dollars ($25,000.00) or the attachment of any property of the Borrower, any Subsidiary or any Guarantor
having a value in excess of            Dollars ($25,000.00) and the failure
by the affected Person to pay, discharge, bond-off or cause to be dismissed such judgement or attachment within 30 days, unless and to the extent that the judgment or attachment is appealed in good faith to a court of higher jurisdiction and the appeal remains pending; or

     (j) The occurrence of a material adverse change in the financial or business condition of the Borrower, a Subsidiary or a Guarantor; or

     (k) The giving of notice to the Lender by any Guarantor purporting to terminate or withdraw such Guarantor's liability with respect to all or any part of the Obligations; or

     (l) The death, disability or termination of legal existence of any Guarantor; or

     (m) The failure of Thomas P. Dunn and John D. Vazzana to remain active in the management of the Borrower; or

     (n) The failure of Thomas P. Dunn to own at least 51% of the outstanding capital stock of the Borrower; or

     (o) The issuance to the Borrower or any Subsidiary of any cure notice, show-cause notice, or notice of whole or partial termination, for default or alleged default, under any contract which is either a contract with the Government or is a subcontract (at any tier) which is related to a contract between a third party and the Government; or

     (p) With respect to the Borrower or any Subsidiary, the occurrence of any debarment or suspension from contracting or subcontracting with the Government; or

     (q) The occurrence of any of the following events: (i) the termination of any Employee Benefit Plan in a distress termination under Section 4041(c) of ERISA or an involuntary termination under Section 4042 of ERISA; (ii) the failure to maintain, or the filing of a request for a waiver of, the minimum funding standard with respect to any Employee Benefit Plan; (iii) the occurrence of any event which causes any Employee Benefit Plan to cease to have sufficient assets at all times so as to qualify for a standard termination under Section 4041 of ERISA; (iv) the occurrence of any event which causes the unfunded liability with regard to all such Employee Benefit Plans in the aggregate to become an amount in excess of $1,000; (v) the appointment of a trustee by an appropriate United States district court to administer any Employee Benefit Plan; or (vi) the institution of any proceedings by the PBGC to terminate any such Employee Benefit Plan or to appoint a trustee to administer any such Employee Benefit Plan; or

     (r)  The occurrence of an event of default under any other Loan Document.

     8.2. Remedies upon Default. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

     (a) The Lender may, at its option, declare all Obligations, whether incurred prior to, contemporaneous with, or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by the Borrower and terminate the Lender's obligation to make Loans hereunder; provided, however, that upon the occurrence of an

Event of Default specified in Sections 8.1(f) or (g), all Obligations automatically will be due and payable and the Lender's obligations to make Loans hereunder will automatically terminate without further action by the Lender. If any of the Obligations, including, without limitation, the Loans, shall be evidenced by a demand instrument, the right of the Lender to declare any and all Obligations to be immediately due and payable, as well as the recitation of the above events permitting the Lender to declare all Obligations due and payable, shall not constitute an election by the Lender to waive its rights to demand payment under a demand instrument at any time and in any event, as the Lender, in its discretion, may deem appropriate. In addition, the Lender may exercise all of its rights and remedies against the Borrower and any Collateral.

     (b) The Lender may foreclose its lien and security interest in the Collateral in any way permitted by law and shall have without limitation, the remedies of a secured party under the UCC. The Lender may notify the account debtors obligated on any of the Collateral to make payments thereon directly to the Lender, take control of the cash and non-cash proceeds of any such Collateral and may enter the Borrower's premises without legal process and without incurring liability to the Borrower and remove the Collateral to such place or places as the Lender may deem advisable, or the Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a convenient place and, with or without having the collateral at the time or place of sale, the Lender may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales, and upon such terms and conditions as the Lender may elect. The Lender shall give not less than five (5) Business Days prior written notice to the Borrower of the time and place of any sale of the Collateral, which the Borrower hereby agrees constitutes commercially reasonable notice. At any such sale the Lender may be the purchaser.

     (c) The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Act and/or the Blue Sky Laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Borrower understands that private sales so made may be at prices and on other terms less favorable than if the Collateral were sold at public sales, and agrees that the Lender has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral (even if the issuer agrees) to register the Collateral for sale under the Act or the Blue Sky Laws. The Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     (d) The proceeds from any sale of the Collateral by the Lender shall first be applied to any costs and expenses in securing possession of the Collateral, and to any expenses in connection with the sale. The net proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal or interest shall be in the Lender's absolute discretion. Any deficiency will be paid to the Lender forthwith upon demand, and any surplus will be paid to the Borrower or in accordance with law if the Borrower is not otherwise indebted to the Lender.

     (e) To the extent that the Obligations are now or hereafter secured by property other than the Collateral described herein or by the guarantee, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of Event of Default, and the Lender shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights hereunder.

     (f) The Lender is hereby authorized at any time or from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all deposits

(general or special, time or demand, provisional or final) at any time held, including any certificate of deposit, and other indebtedness at any time owned by the Lender to or for the credit of account of the Borrower against any and all of the Obligations.

    (g) THE BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE AND ANY OTHER ACT DESCRIBED HEREIN, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE LENDER PRIOR TO SUCH HEARING. THE BORROWER HEREBY EXPRESSLY RELEASES THE LENDER AND ITS AGENTS FROM ANY AND ALL LIABILITY RELATING TO SUCH FORECLOSURE AND ANY OTHER ACTS DESCRIBED HEREIN.

    (h) The Lender may itself perform or comply, or otherwise cause performance or compliance with the obligations of the Borrower contained in this Agreement, including, without limitation, the obligations of the Borrower to defend and insure the Collateral. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Obligations.

    SECTION 9. Miscellaneous.

    9.1 Collection Costs. The Borrower shall pay all of the reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

    9.2 Modification and Waiver. Except for the other documents expressly referred to herein, this Agreement contains the entire agreement between the parties, and no modification or waiver of any provision of this Agreement or the Note and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by an officer of the Lender with a title of assistant vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof: nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

    9.3 Notices. All notices, requests, demands or other communications required or permitted by or in connection with this Agreement or any other Loan Document, without implying the obligation to provide any such notice, request, demand or other communication, shall be in writing addressed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Lender or the Borrower, as applicable, forwarded in like manner. Any such notice, request, demand or other communication shall be deemed to be effective one (1) day after dispatch if sent by telegram, mailgram, Purolator Delivery, express mail, Federal Express or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested. Notwithstanding the foregoing, all notices, requests, demands or other communications shall be considered to be effective upon receipt if accomplished by hand delivery.

To the Lender:               Signet Bank
                             c/o Government Contracting Lending Unit
                             7799 Leesburg Pike

                            Falls Church, Virginia 22043
                            Attention: R. Mark Swaak

To the Borrower:            Dunn Computer Corporation
                            1306 Squire Court
                            Sterling, VA 20166
                            Attention: Thomas P. Dunn

    9.4. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same agreement.

    9.5. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

    9.6. Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

    9.7. Fees and Expenses. Whether or not any Loans are made hereunder, the Borrower shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of this Agreement and any of the documents executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Lender, including in-house counsel for the Lender and local counsel who may be retained by the Lender, with respect to this Agreement and such documents and any amendments thereof and with respect to advising the Lender as to its rights and responsibilities thereunder.

    9.8. Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

    9.9. Successors and Assigns.

    (a) This Agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of the Lender.

    (b) At any time and from time to time, the Lender may grant to one or more Banks participating interests in the Lender's commitment to make Loans hereunder or in any or all of the Loans or the Note. In the event of any such grant by the Lender of a participating interest to a Bank, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder, and the Lender shall continue to deal solely and directly with the Borrower in connection with the Lender's rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participation interest shall provide that the Lender shall remain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement which would have the effect increasing or decreasing the Maximum Amount, extending the Termination Date, subjecting the Lender to any additional obligation, reducing the principal of or rate of interest on any Loan, or postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under the Note without the consent of such Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest grant in accordance with this subsection (b).

    (c) At any time, the Lender may assign to one or more Banks all, or a proportionate part of all, of the Lender's rights and obligations under this Agreement and the Note, and such Bank shall assume such rights and obligations, pursuant to an instrument executed by such Bank and the Lender, with (and subject to) the consent of the Borrower; provided that if such Bank is an affiliate of the Lender, the Borrower's consent shall not be required. Upon execution and delivery of such an instrument and payment by such Bank to the Lender of an amount equal to the purchase price agreed between the Lender and such Bank, such Bank shall become a party to this Agreement and shall have all the rights and obligations of the Lender to the extent of such Bank's commitment to make Loans as set forth in such Bank's instrument of assumption, and the Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Lender and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Bank. If the Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrower certification as to exemption from deduction or withholding of any United States federal income taxes.

    (d) The Lender may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Lender from its obligations hereunder.

    (e) The Lender may furnish any information concerning the Borrower in its possession from time to time to any Bank which is or may become a participant or assignee under this Section 9.9 and may furnish such information in response to credit inquiries consistent with general banking practice.

    9.10. Accounting Terms. All accounting terms used herein which are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or the information depicted therein for performing a financial computation, such terms shall mean the most recent consolidated balance sheet or other financial statement received by the Lender pursuant to the terms hereof.

    9.11. Consent to Jurisdiction. The Borrower irrevocably submits to the jurisdiction of any Virginia State court sitting in the County of Fairfax or the United States District Court for the Eastern District of Virginia, sitting in Alexandria, Virginia over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, the Borrower irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

    9.12. Enforcement of Judgments. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.11 brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in the courts of the United States of America or the Commonwealth of Virginia (or any other courts to the jurisdiction of which the Borrower is or may be subject) by a suit upon such judgment.

    9.13. Waiver of Jury Trial. AS A SPECIFICALLY INDUCED BARGAIN FOR THE LENDER TO ENDER INTO THIS AGREEMENT AND TO EXTEND CREDIT TO THE BORROWER, THE BORROWER

AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER AND THE BORROWER.

     9.14. Service of Process. The Borrower consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.11 by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Borrower's address specified in or designated pursuant to Section 9.3. The Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower.

     9.15. No Limitation on Service or Suit. Nothing in this Section 9 shall affect the right of the Lender to serve process in any manner permitted by law, or limit any right that the Lender may have to bring proceedings against the Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in any other jurisdiction.

     9.16. Indemnification. At all times prior to and after the consummation of the transactions contemplated by this Agreement, the Borrower will indemnify and hold each Indemnitee harmless from and against all losses, damages, claims, fines, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by any such Indemnitee, whether direct or indirect, as a result of or arising from or relating to any Proceedings by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Indemnitee arising from or in connection with this Agreement, the Note or any of the other Loan Documents, and any of the transactions contemplated herein or therein, except to the extent such losses, damages, claims, fines, costs or expenses are due to the willful misconduct or gross negligence of the Lender; provided that in connection with such indemnification obligations, the Borrower shall not be liable for any settlement effected by any Indemnitee without the Borrower's prior consent (which the Borrower shall not unreasonably withhold, delay or condition) and the Borrower shall have the right to participate at its sole cost and expense in the defense of any proceeding for which such indemnification may be sought. In the event of any Proceeding, the Lender shall promptly and as soon as is practicable notify the Borrower of the existence of such Proceeding, provided that the Lender's failure to do so shall not preclude any Indemnitee from seeking Indemnification hereunder. At the request of the Lender, the Borrower will indemnify any Person to whom the Lender transfers or sells all or any portion of its interest in the Loans or participations therein on the terms set forth above. The obligations of the Borrower under this Section 9.16 shall survive the termination of this Agreement and payment of the Obligations.

     9.17. No Partnership, Joint Venture or Agency. Neither this Agreement nor any of the Loan Documents shall in any respect be interpreted, deemed or construed as making the Lender a partner or joint venturer with the Borrower, nor shall they be interpreted, deemed or construed as making the Lender the agent of representative of the Borrower, and the Borrower agrees not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving the Lender.

     9.18. Interpretation.

     (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, excluding principles of conflict of laws.

     (b) The Lender hereby acknowledges and agrees that this Agreement shall be subject to and interpreted in accordance with all applicable legal, regulatory and contractual obligations of the Borrower with respect to the security, privacy or nondisclosure of certain information regarding the business of the Borrower. By way of example and not limitation, the Lender acknowledges and agrees that the Borrower may be prohibited from (i) disclosing the location of certain information with respect to certain Accounts Receivable, (ii) providing access to certain books and records and (iii) permitting the Lender to inspect certain Collateral. The Lender hereby agrees that the compliance of the Borrower with such legal, regulatory and contractual obligations shall not give rise to an Event of Default hereunder, even if such compliance conflicts with the representations, warranties, covenants, agreements and conditions set forth herein.

   IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written, with the specific intention that this Agreement constitute a document under seal.


                                       Dunn Computer Corporation
                                       a Virginia corporation

ATTEST: /s/ Claudia Dunn               By: /s/ Thomas P. Dunn
        --------------------------         --------------------------
        (Asst.) Secretary                  Thomas P. Dunn
                                           President

        [corporate seal]


                                       SIGNET BANK,
                                       a Virginia banking corporation

                                       By: /s/ John O. Sateri
                                           --------------------------
                                           John O. Sateri
                                           Assistant Vice President

                                                  SCHEDULE 6.1(c)


                  SCHEDULE OF PERMITTED EQUIPMENT LIENS




Name of Lender                    Amount                      Collateral
--------------                    ------                      ----------

Ford Credit
   JT A105 7337                  $1406.19                    92 Ford Van

Mercedes-Benz
   500-2242-89228-0               9360.54                    90 BMW 4DR SDN

                                                             SCHEDULE 6.2(b)


                                SCHEDULE OF PERMITTED DEBT


     Other than the liens on the vehicles, Dunn Computer has no other debts.

                                                                    Exhibit A

To:  / / SIGNET BANK/MARYLAND        / / SIGNET BANK/VIRGINIA       / /
         International Division          International Division
         P. O. Box 1077                  P. O. Box 25339
         Baltimore, Maryland 21203       Richmond, Virginia 23260


                     IRREVOCABLE STANDBY LETTER OF CREDIT
                          APPLICATION AND AGREEMENT


Date: _______________, 19 _________                            No. ____________


   The undersigned Applicant hereby requests you, the Bank indicated above (the "Bank"), to establish an Irrevocable Letter of Credit (which, inclusive of any increase, extension, amendment, renewal or partial renewal thereof, is referred to as the "Credit"), substantially as follows:

1. Beneficiary's name ________________________________________________________

   ___________________________________________________________________________

2. Beneficiary's address _____________________________________________________

3. Amount ___________________________________________   ($____________________)
                         (WORDS)                              (FIGURES)

4. Expiring at your address shown above on ___________________________________
                                                        (DATE)

5. Available by drafts at sight drawn on the Bank by the Beneficiary when accompanied by the following documents (do not complete if #6 is checked):

   ( ) The Beneficiary's signed written statement to the effect that the amount of the draft drawn hereunder represents funds due and payable because of the following reason:

       ( ) The Applicant has been awarded the successful bid under an offer to bid (describe) _________________________________________________

           ___________________________________________________________________
           and has failed to become a party to the contract related thereto.

       ( ) The Applicant has failed to comply with the terms and conditions of a contract (describe) __________________________________________

           ___________________________________________________________________

           ___________________________________________________________________

       ( ) The Applicant has failed to make a payment due on the Applicant's promissory note dated __________ in the amount of _________________ payable to the order of the Beneficiary.

       ( ) Other: ____________________________________________________________

           ___________________________________________________________________

   ( ) The Applicant's promissory note dated _______________________ in the amount of ___________________________, payable to the order of the Beneficiary and endorsed ( ) in blank ( ) to the order of the Bank.

Note: Application must be prepared and signed by Applicant before the Credit will be issued.

( ) Other Documents: ________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

( ) 6. Issue per sample attached which forms an integral part of this Agreement.

    7.   Partial drawings ( ) are ( ) are not permitted.

    8.   Reason for issuance of the Credit: _________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    9. Opening fee of $ ________ plus a nonrefundable commission of ____% per annum, in advance, on the unused portion of the face amount of the Credit, and interest on any amounts drawn and unpaid at the annual rate of ___________________________________. If this rate of interest is tied to the Bank's announced Prime Rate, said rate shall be changed when and as the Prime Rate changes.

    10. Collateral: The obligations of the Applicant and Guarantors shall be secured by the property described in Paragraph 2 of the Terms and Conditions set forth herein, and by the following property:

    _________________________________________________________________________

    _________________________________________________________________________

    11.  Other Instructions: ________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________

                             TERMS AND CONDITIONS

   In consideration of the Bank's opening the Credit, the terms of which appear on the face hereof, the Obligor(s) hereby jointly and severally agree(s) as follows:

   1. To pay on demand in United States currency to the Bank at its office indicated on the top of the first page hereof, or at such other place as the Bank may designate in writing, a sum equal to each amount which shall have been withdrawn or shall purport to have been withdrawn under the Credit at any time(s) (whether evidenced by any one or more drafts, receipts, cablegrams or otherwise), plus (a) any and all charges and expenses (including attorneys' fees and expenses) which the Bank may pay or incur relative to the Credit, whether directly or indirectly, and the collection of any sum due hereunder, and (b) the commissions, fees and interest shown on the face hereof.

   2. To pledge and do(es) hereby pledge to the Bank, and grant to the Bank a security interest in, as security for any and all obligations hereunder, any and all Property of the Obligor(s), or any one or more of them, now or at any time hereafter in the Bank's possession or control (inclusive of such Property as may be in transit by mail or carrier to or from the Bank), whether for the express purpose of being used by the Bank as collateral or for safekeeping or any other or different purpose. The Bank is hereby authorized, at its option, to transfer to and register in the name(s) of its nominee(s) all or any part of the Property which may be held by it as collateral security at any time(s) hereunder with or without notice to the Obligor(s). The Obligor(s) hereby authorize(s) the Bank, acting in its discretion at any time(s) and whether or not any Property then held by the Bank as collateral security is deemed by the Bank to be adequate, to hold as additional collateral security any and all monies now or hereafter with the Bank on deposit or otherwise to the credit of or belonging to the Obligor(s) (or any one or more of them). Should the aggregate market value of any such Property at any time(s) suffer any decline, or should any such Property be unavailable at any time for any reason to the Bank at its main office or fail to conform to legal requirements, the Obligor(s), and each of them, will upon demand make such payment(s) on account of the aforesaid obligations as the Bank may request, or, as additional collateral therefor, will deposit and pledge with the Bank additional Property satisfactory to the Bank. The Obligor(s), and each of them, grant to the Bank a security interest in and give to the Bank a continuing lien and right of set-off for the amount of the Credit and all other obligations hereunder upon or with respect to any and all deposits (general or special) and credits of the Obligor(s), or any of them with, and any and all claims of the Obligor(s), or any of them, against the Bank at any time existing; and the Bank is hereby authorized at any time, without prior notice, to apply such deposits or credits, or any part thereof, to such obligations and in such amount as the Bank may select, although contingent and although unmatured. The word "Property" as used herein includes goods and merchandise (as well as any and all documents relative thereto), securities, funds, monies (whether United States currency or otherwise), chooses in action and any and all other forms of Property, whether real, personal or mixed, and any right or interest of the Obligor(s), or any one or more of them, therein or thereto. The Bank is authorized to file financing statement(s) without the signature of the Obligor(s) with respect to any of the Property and the Obligor(s) jointly and severally agree to pay the cost of any such filing and to sign upon request any instruments, documents or other papers which the Bank may require to perfect its security interest in the Property. Any collateral which secures any other indebtedness of the Obligor(s), or any one or more of them, whether such indebtedness is now existing or hereafter arising, direct or indirect, fixed or contingent, shall also secure any and all obligations hereunder. The Bank shall have the rights of a Secured Party under the Uniform Commercial Code.

   3. In the event of any default hereunder, or in the event of any default in any other agreement between Obligor(s), or any of them, and the Bank, or in the event of the death, failure in business, insolvency, dissolution or termination of existence of the Obligor(s), or any of them, or in case any petition in bankruptcy should be filed by or against the Obligor(s), or any of them, or any proceeding in bankruptcy or under any Acts of Congress relating to the relief of debtors should be commenced for the relief or readjustment of any indebtedness of the Obligor(s), or any of them, or if the Obligor(s), or any of them, should make an assignment for the benefit of creditors or take advantage of any insolvency law, or if a receiver of any Property of the Obligor(s), or any of them, should be appointed at any time, or if any Property of the Obligor(s), or any them, which may be in, or come into, the possession or control of the Bank or any third party acting for the Bank should be attached or distrained, or should be or become subject at any time to any mandatory order of court or other legal process, or upon the good faith determination by the Bank that it deems itself insecure or that a material adverse change in the financial condition of the Obligor(s), or any of them, has occurred since the date hereof or that the Bank's prospect of payment hereunder has been impaired, then, or at any time after the happening of any such event, the amount of the Credit, as well as any and all other amounts payable hereunder to the Bank shall, at the option of the Bank, become immediately due and payable without demand or notice, and full power and authority are hereby given to the Bank to sell, assign and deliver all or any part of the Property, or any substitution(s) thereof or additions thereto, at any broker's board, or at public or private sale, at the option of the Bank, either for cash or on credit or for the future delivery, without assumption of any credit risk, and without demand, advertisement or notice of any kind, all of which are hereby waived. At any sale hereunder the Bank may itself purchase the whole or rights being also hereby waived and released, in event of any sale or other disposition of any of the Property, after deducting all costs and expenses of every kind for care, safekeeping, collection, sale, delivery or otherwise, the Bank may apply the residue of the proceeds of the sale or other disposition thereof to the payment or reduction, either in whole or in part, of all or any of the obligations hereunder, whether then due or not due, and may return any surplus to the Obligor(s), or any of them, all without prejudice to the rights of the Bank as against the Obligor(s) with respect to any obligations which may be or remain unpaid hereunder at any time(s).

   4. No delay on the part of the Bank in exercising any power of sale, option or other right hereunder shall constitute a waiver thereof, to limit or impair the right of the Bank to take any action or to exercise any power of sale, option or any other right hereunder, without demand or notice, or prejudice the rights of the Bank as against the Obligor(s) in any respect. Any and all rights, liens and security interests of the Bank hereunder shall continue unimpaired, and the Obligor(s), and each of them, shall be and remain obligated in accordance with the terms and provisions hereof notwithstanding the release or substitution of any Property, or any delay, extension of time, renewal, compromise or other indulgence granted by the Bank, the Obligor(s), and each of them, hereby waiving notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence.

   5. The Bank, and its branches, affiliates and correspondents, shall not be liable or responsible in any respect for any: (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advice in connection with the Credit, whether transmitted by cable, radio, telex, telegraph, or other telecommunication device, mail or otherwise and despite any cipher or code which may be employed, or (b) action, inaction or omission, which may be taken or suffered, or not taken, by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with the Credit.

   6. The Credit may be amended, modified or revoked only upon the receipt all the main office of the Bank from the Obligor(s), or any of them, with or without notification to the others, of a written request therefor, and then only upon such terms and conditions as the Bank may prescribe.

   7. This Agreement shall become effective upon its receipt by the Bank, shall be governed by the laws of the jurisdiction in which the Bank was organized, in all respects, including (without limitation) matters of title, construction, validity, performance and discharge, and shall be binding upon the Obligor(s) and its, his or her (or their respective) successors, assigns, heirs and legal representatives, and shall not be waived, altered, modified or amended as to any of its terms or provisions, except as the Bank may consent thereto in writing. No assignment or other transfer of all or any of the rights or obligations of the Obligor(s) hereunder may be made without the prior consent in writing of the Bank.

   8. The Credit shall, except as otherwise provided therein, be governed by and subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 and, to the extent not inconsistent therewith, the laws of the jurisdiction in which the Bank was organized.

   9. In addition to commissions, fee and amounts otherwise payable with respect to the issuance of the Credit, the Obligor(s) shall pay to the Bank on demand such amounts as the Bank in its sole discretion determines is necessary to compensate it for any reduction in the rate of return on the Bank's capital as a consequence of its obligations under the Credit and for any costs attributable to its issuing, maintaining or having outstanding or making payment under the Credit resulting from the application of or compliance with any domestic or foreign law, rule or regulation or the interpretation or administration thereof applicable to the Bank regarding any reserve, assessment, capitalization (including the cost of maintaining capital sufficient to permit issuance or maintenance of the Credit), provided the cost attributed to the Credit is determined in good faith by any reasonable or similar method, whether existing at the time of issuance of the Credit or adopted thereafter.

   To induce the establishment of the Credit, the undersigned (jointly and severally if more than one) agree(s) to the terms and conditions set forth herein, it being understood that the word "Obligor", wherever appearing herein, shall refer to each of the undersigned Applicant and Guarantors.

     _________________________________  Applicant_________________________
     Guarantor
                                        By________________________________
     _________________________________
     Guarantor
                                        Title_____________________________

     _________________________________  Address___________________________

       SIGNATURE VERIFIED/              __________________________________
       OKAY TO PROCESS
                                        __________________________________

       BY_____________________________

                                                                     EXHIBIT B

                         BORROWING BASE CERTIFICATE

Part-A: CERTIFICATE OF NON-DEFAULT

Re: $________ evolving credit pursuant to a Loan and Security Agreement (the "Agreement") dated_______. between Dunn Computer Corporation and Signet Bank (the "Lender"). Capitalized terms used in this Borrowing Base Certificate and not defined herein are defined in the Agreement.

I,________. do hereby certify to the Lender that:

1. I am the _______ to the Borrower, and the Borrower is a corporation duly organized and in good standing under the laws of________ and is qualified to transact business in the commonwealth of Virginia and in each other jurisdiction where such qualification is necessary.

2. I am familiar with the terms of the Agreement, Either I or individuals under my immediate supervision who are familiar with the terms of the Agreement have made a current review if the activities of the Borrower to determine compliance by the Borrower with its obligations under the Agreement and the continuing validity of the representations and warranties of the Borrower contained in the Agreement. This review has included, if necessary, interviews with officers and employers of the Borrower whose duties require them to have personal knowledge to the certifications made herein.

3. To the best of my knowledge, information and belief, there exists no Defaults of Events of Default.

Part B. REQUEST FOR ADVANCE

 The borrower hereby requests an advance in the amount of $______ pursuant the revolving line of credit. Such advance shall be made by depositing such funds into account number________ on________(date).

For purposes of computing the Borrowing Base as defined in the Agreement, I certify that as of_____(date), my analysis of the books and records reveals the following information, upon which you are authorized to rely:

Borrowing Base for Eligible Billed Government Receivables:

Billed receivables (Government) per last certificate dated_____________      $

add: government receivables billed since last certificate             $

less: government receivables collected since last certificate         $

plus (minus) adjustments                                              $

Billed Government receivables to date:_____                                  $

less: a) billed government receivables aged over 90 days              $

      b) other ineligible government receivables                      $

         _______________________________________________              $

         _______________________________________________              $

Eligible Billed Government Receivables
         times:advance rate of 85%                                           $

Borrowing Base for Eligible Billed Commercial Receivables:


Billed commercial receivables per last certificate dated ________                          $__________

add: commercial receivables billed since last certificate                 $__________

less: commercial receivables collected since last certificate             $__________

plus (minus) adjustments                                                  $__________

Billed commercial receivables as of this date: _________                                   $__________

less:    a) billed commercial receivables aged over 90 days               $__________

         b) other ineligible commercial receivables                       $__________

         ______________________________________________                   $__________

         ______________________________________________                   $__________

Eligible Billed Commercial Receivables                                                     $__________

         times - advances rate 80%

COMMERCIAL BORROWING BASE                                                                  $__________


TOTAL BORROWING BASE BEFORE RESERVES:                                                      $__________

Reserves under Borrowing Base

       Letters of Credit                                                  $__________

       Other                                                              $__________

Total reserves                                                            $__________

TOTAL BORROWING BASE AVAILABLE:                                                            $__________

PART C: LOAN RECONCILIATION

Loan Balances per last certificate                                                $__________

Payments since last certificate                                                   $__________

Balance after payments applied                                                    $__________

Total Loans since last certificate                                                $__________
(including requested Loan)

Loan Balance after requested Loan                                                 $__________


Dunn Computer Corporation

By: ________________________
   Name: __________________
   Title: _______________

Date: _____________________


                AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

   THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 28th day of February, 1997, is made by and between Dunn Computer Corporation, a virginia corporation (the "Borrower"), and SIGNET BANK, a Virginia banking corporation (the "Lender").


                                   RECITALS

A. The Lender and the Borrower entered into a Loan and Security Agreement dated as of May 28, 1996 (as amended through the date hereof, the "Agreement") pursuant to which the Lender has agreed to extend credit to the Borrower, and the Borrower has agreed to obtain credit from the Lender, on the terms and conditions set forth in such Agreement.

B. The Borrower has requested that the Lender make certain modifications to the Agreement, including an extension of the Termination Date, a reduction in Interest, and implementation of Target Balance Management, and the Lender has consented to such request subject to the execution of this Amendment and the satisfaction of the conditions specified herein.

C. The Borrower and the Lender now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

D. The indebtedness and other obligations of the Borrower under the Agreement are guaranteed by Thomas P. Dunn, Claudia N. Dunn, and John D. Vazzana (the "Guarantor") pursuant to Guaranty Agreements dated May 28, 1996 (the "Guaranty") made by the Guarantor for the benefit of the Lender.

E. The Guarantor has consented to the modifications set forth herein and expressly agrees that such modifications shall not affect the Guarantor's obligations under the Guaranty.

   Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

   SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

   SECTION 2. Amendments to Agreement. The Agreement is hereby amended as follows:

       2.1 Amendments to Section 1. Section 1 of the Agreement is amended as follows:

           2.1(a) Termination Date. The definition of the term Termination Date is replace in its entirety with the following definition:

           "Termination Date" means February 28, 1998, and any extension or extensions thereof granted by the Lender in its sole discretion.

           2.1(b) Account. The definition of the term Account is hereby inserted in its correct alphabetical order.

           "Account" means the deposit account of the Borrower specified in the Target Balance Management Loan Rider as the "Account".

           2.1(c)  Operating Account is hereby deleted in its entirety.

           2.1(d) Target Balance Management Loan Rider. The definition of the term Target Balance Management Loan Rider is hereby added in its entirety:

           "Target Balance Management Loan Rider" means the Target Balance Management Loan Rider of even date herewith between the Borrower and the Lender in the form of Exhibit D attached hereto, as such rider may be amended, modified or supplemented from time to time.

           2.1(e) Eligible Receivable. The definition of the term Eligible Receivable is deleted and replaced in its entirety with the following definition:

       "Eligible Receivable" means any Account Receivable of the Borrower (a) that represents valid obligations of a Customer to make payment to the Borrower for goods shipped or delivered or services completed under valid, written contracts of sale or service entered into by Borrower in the ordinary course of its business; (b) on which the Customer is not an Affiliate, shareholder, employee, director, or officer of the Borrower or a family member of any such Person; (c) with respect to which the Borrower has no knowledge or notice of any inability of the Customer to make full payment;
(d) from the face amount of which has been deducted all payments, set-offs, contras, amounts subject to adverse claims made in writing to the Borrower, contractual allowances, bad debt reserves, prompt payment discounts and other credits applicable thereto; (e) that is subject to no Liens other than those permitted by this Agreement; (f) that continues to be in full conformity with the representations and warranties made by the Borrower to the Lender in this Agreement with respect thereto; (g) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (h) on which the Customer is not a foreign government or an entity organized and existing under the laws of a country other than the United States; (i) which is not an Excluded Government Final Invoice Receivable; (j) which is not a Account Receivable the payment for which flows through an escrow account from which any Person other than the Borrower is entitled to payment; (k) which does not arise from a contract on which the Borrower's performance is assured by a performance, completion or other bond; (l) which is payable in U.S. Dollars (or if not is backed by a letter of credit acceptable to the Lender);
(m) which is not subject to repurchase or return such as bill and hold, sale or return, sale on approval, consignment, guaranteed sale, etc.; (n) which is not evidenced by chattel paper or an instrument; and (o) which is not subject to any funding contingency or could otherwise be classified as "at-risk" work; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Accounts Receivable from the category of Eligible Receivables and the Borrowing Base, that if the Lender reasonably determines that the collectability of any Account Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Borrower indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables. The following are examples of Accounts Receivable (or portions thereof) that the Lender does not normally find acceptable for inclusion in the Borrowing Base, and no such Account Receivable (or the specified portion thereof) shall be includable in the Borrowing Base without the advance written approval of the Lender: (i) Accounts Receivable that the Lender does not consider to be trade Accounts Receivable (such as lease payments or notes receivable from account debtors given in satisfaction of prior Account Receivable obligations); (ii) Accounts Receivable which the Borrower should not reasonably expect to collect within 90 days from the date of original invoice; (iii) that portion of any Account Receivable constituting retainage that has been withheld by the account debtor pending completion of the contract; and (iv) that portion of any Account Receivable constituting a service charge or similar charge imposed by the Borrower for the extension of credit to the account debtor.

       2.2 Amendments to Section 2

           2.2(a) Section 2.2. Section 2.2 is deleted in its entirety and replaced with the following:

               Interest. Each Loan shall bear interest on the unpaid principal balance thereof from time to time outstanding, for each day from the date such Loan is made until it becomes due, at a per annum rate equal to the Prime Rate plus 1/4%. Payments of interest on each Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Loan. At the option of the Lender, the Loans shall bear interest at the Default Rate, payable on demand, for each day during any period of Default hereunder.

           2.2(b) Section 2.1(e). Section 2.1(e) is deleted in its entirety and replaced with the following:

           (e) Loans shall be made automatically in accordance with the provisions of the Target Balance Management Loan Rider, provided, however, that the lender shall have no obligation to make such Loans if, after the disbursement thereof, the aggregate principal amount of the Loans then outstanding would exceed the Maximum Amount. In addition, the Borrower may request that a Loan be made. Any request for a Loan must be received by the Lender not later than 1:00 p.m. (Washington, D.C. time) on the date on which the Loan is to be made. Each request must specify the amount of the Loan and, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate, which may be transmitted by telecopy to the Lender at (703) 506-9553, or such other number as the Lender may designate in written notice to the Borrower. If a Borrowing Base Certificate is transmitted by telecopy, the Borrower shall maintain the original of such Borrowing Base Certificate as a permanent record for so long as any of the Obligations remain outstanding and shall allow the Lender to inspect such Borrowing Base Certificate and shall provide copies of such original to the Lender upon its request therefor. The proceeds of the Loans will be credited to the Account. Loans may be requested by those individuals designated by the Borrower from time to time in written instruments delivered to the Lender; provided, however, that the Borrower shall remain liable with respect to any Loan disbursed by the Lender in good faith hereunder, even if such a Loan is requested by an individual who has not been so designated. The Borrower agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Loan were used.

       2.3 Amendments to Section 3.

           2.3(a) Section 3.2(d). Section 3.2(d) is deleted in its entirety and replaced with the following:

           (d) To facilitate its receipt of direct payments in respect of Accounts Receivable from Customers, the Lender has caused one or more Cash Collateral Accounts to be opened and maintained at the principal office of the Lender. The Lender may open additional Cash Collateral Accounts as it may deem necessary or desirable. The Cash Collateral Accounts will contain only cash proceeds of the Accounts Receivable. Any cash proceeds (as such term is defined in Section 9-306(I) of the UCC) received by the Lender directly from Customers obligated to make payments under Accounts Receivable pursuant clause (c) of this Section 3.2 or from the Borrower pursuant to clause (e) of this Section 3.2, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Accounts, and until so deposited shall be held in trust by the Borrower in recognition of the Lender's security interest therein and shall not be commingled with any funds of the Borrower not constituting proceeds of Collateral. The name in which the Cash Collateral Accounts is carried shall clearly indicate that the funds deposited therein are the property of the Borrower, subject to the security interest of the Lender hereunder. Such proceeds, when deposited, shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Lender shall have sole dominion and control over the funds deposited in the Cash Collateral Accounts, and such funds may be withdrawn therefrom only by the Lender. Provided there is no Default or Event of Default, each Business Day the Lender (after final collection) will transfer the funds in the Cash Collateral Accounts to the Account and such funds will be applied in accordance with the terms of the Target Balance Management Loan Rider and the TBM Agreement (defined in the Target Balance Management Loan Rider).

       2.4 Amendments to Section 5.

           2.4(a) Section 5.12(a). Section 5.12 (a) is deleted in its entirety and replaced with the following:

               (a) Minimum Tangible Net Worth. The Borrow covenants that as of the ending date of the financial period depicted in each balance sheet required to be delivered to the Lender under the terms of this Agreement, the Tangible Net Worth of the Borrower shall be not less than $1,750,000.00.

           2.4(b) Section 5.8(a). Section 5.8(a) is deleted in its entirety and replaced with the following:

               (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, unaudited financial statements consisting of consolidated and consolidating balance sheets of the Borrower and Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and retained earnings of the Borrower and Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP. Such financial statements shall be certified by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender, to present fairly the financial condition of the Borrower (subject to year-end adjustment) and shall be accompanied by a calculation of the financial covenants which are applicable to such financial statements pursuant to Section 5.12 hereof;

           2.4(c) Section 5.8(b). Section 5.8(b) is deleted in its entirety and replaced with the following:

               (b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited financial statements consisting of consolidated and consolidating balance sheets of the Borrower and Subsidiaries as of the end of such fiscal year, consolidated and consolidating statements of income and retained earnings of the Borrower and Subsidiaries for such fiscal year, and consolidated and consolidating statement of cash flows of the Borrower and Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP. The consolidated statements shall be accompanied by an opinion thereon acceptable to the Lender of an independent certified public accountant firm selected by the Borrower and acceptable to the Lender; and shall also be accompanied by a calculation of the financial covenants certified by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender, which are applicant to such financial statements pursuant to
Section 5.12 hereof.

       2.5 Amendments Section 8.

           2.5(a) Section 8.1(n). Section 8.1(n) is deleted in its entirety and replaced with the following:

               (n) The failure of Thomas P. Dunn and Claudia N. Dunn to own at least 51% of the outstanding capital stock of the Borrower, or

   SECTION 3. Representations and Warranties of Borrower. The Borrower represents and warrants to the Lender that:

       (a) It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with the Borrower's corporate documents;

       (b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrower in accordance with their respective terms;

       (c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lender, all representations and warranties made in the Agreement are true and correct as of the date hereof, with the same force and effects as if all representations and warranties were fully set forth herein;

       (d) The Borrower's obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents; and

       (e) As of the date hereof, the Borrower has no offsets or defenses against the payment of any of the Obligations.

   SECTION 4. Waiver of Claims. As a specific inducement to the Lender without which the Borrower acknowledges the Lender would not enter into this Amendment and the other documents executed in connection herewith, the Borrower hereby waives any and all claims that it may have against the Lender, as of the due date hereof, arising out of or relating to the Agreement or any other Loan Document whether sounding in contract, tort or any other basis.

   SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received this Amendment, all executed and completed by the Borrower.

   SECTION 6.  Miscellaneous.

       6.1 Reference To Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement" and each reference in the other Loan Documents to the Agreement shall mean and be a reference to the Agreement as amended hereby.

       6.2 Effect on Loan Documents. Except as specifically amended above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all Collateral given to secure the Obligations of the Borrower under the Agreement and the other Loan Documents prior to the date hereof does and shall continue to secure all Obligations of the Borrower under the Agreement, as amended hereby and the other Loan Documents, and, except as provided in the Agreement and the other Loan Documents, no such Collateral shall be released until all Obligations are satisfied and completely discharged.

       6.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

       6.4 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.

       6.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflict of law provisions.

   IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be signed by their duly authorized representatives under seal all as of the day and year first above written.

                                       Dunn Computer Corporation,
                                       a Virginia corporation


ATTEST:                                By:/s/ Thomas P. Dunn
                                          ---------------------------------
/s/ Claudia N. Dunne                   Name: Thomas P. Dunn
--------------------------             Title: President
(Asst.) Secretary
[corporate seal]



                                       SIGNET BANK, a
                                       Virginia banking corporation



                                       By:  /s/ R. Mark Swaal
                                            ---------------------------------
                                            R. Mark Swaal
                                            Assistant Vice President


                           CONSENT OF GUARANTOR(S)

   The undersigned, jointly and severally if more than one, hereby consents to the foregoing modifications and waiver of claims as set forth in the Amendment and confirms and agrees that the Guaranty executed by the undersigned, dated May 28, 1996, and the obligations of the undersigned thereunder, remain in full force and effect with respect to the Loans.

                                       /s/ Thomas P. Dunne
                                       -------------------------------[SEAL]
                                       Name: Thomas P. Dunne

                                       /s/ Claudia N. Dunne
                                       -------------------------------[SEAL]
                                       Name: Claudia N. Dunne

                                       /s/ John D. Vazzana
                                       -------------------------------[SEAL]
                                       Name: John D. Vazzana

                                   EXHIBIT D

                 FORM OF TARGET BALANCE MANAGEMENT LOAN RIDER

       THIS TARGET BALANCE MANAGEMENT LOAN RIDER is made by and between SIGNET BANK (the "Lender") and _________________ (the "Borrower"), in connection with the Loan and Security Agreement between the Borrower and the Lender of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement").

                            SECTION 1. DEFINITIONS

       In addition to the terms defined in the Loan Agreement, all of which are incorporated herein, the following terms shall have the following meanings:

       1.1 "Account" shall mean the Borrower's deposit account number __________ at the Lender.

       1.2 "Available Funds" shall mean, at any time, the gross balance in the Account less Instruments presented for payment and less the aggregate amount of all deposited items which the Lender has not credited to the Account or otherwise made available.

       1.3 "Excess Funds" shall mean, at any time, the amount by which Available Funds exceed the Target Balance.

       1.4 "Instrument" shall mean any check, draft or other item for the payment of money drawn upon, or any other charge or debit against, the Account.

       1.5 "Target Balance" shall mean the deposit balance in the Account in Available Funds established by the Borrower and the Lender pursuant to the TBM Agreement, which balance is subject to change in accordance with the TBM Agreement.

       1.6 "TBM Agreement" shall mean the Target Balance Management Agreement between the Borrower and the Lender dated the date hereof (as amended, modified, supplemented or replaced from time to time hereafter).

                           SECTION 2. LOAN ADVANCES

       2.1 On each Business Day the Lender will monitor the Account to determine the amount of Available Funds, if any. If the Lender determines on any Business Day that the amount of Available Funds is less than the Target Balance for any reason (including, without limitation, the Lender's determination to honor, in its sole discretion, any Instrument presented for payment against the Account at a time when Excess Funds are not sufficient to cover such Instrument, thus creating an overdraft), the Borrower authorizes the Lender to make a Loan to the Borrower in the amount necessary to cause Available Funds to equal or exceed the Target Balance; provided, however, that such Loans shall be made by the Lender in increments of $1,000 unless otherwise determined by the Lender. The Lender shall not be obligated to make a Loan if (a) a Default shall have occurred and be continuing, (b) such Loan would cause the Loans outstanding under the Loan Agreement to exceed the Maximum Amount, or (c) any other condition precedent to the disbursement of a Loan has not been satisfied in accordance with the provisions of the Loan Agreement. Even if the aggregate principal amount of Loans outstanding at any time and for any reason shall exceed the Maximum Amount, the Borrower shall be liable for the entire principal amount outstanding with interest thereon in accordance with the Loan Agreement, and the Borrower shall be liable and responsible for the observance and performance of all covenants, warranties and duties on its part to be observed or performed under the Loan Agreement. If the aggregate amount of Loans made and outstanding at any time shall exceed the Maximum Amount, the Borrower shall pay the amount of such excess to the Lender upon demand.

       2.2 If the Lender determines on any Business Day that there are Excess Funds, the Borrower authorized the Lender to transfer from the Account all or any part of such Excess Funds and apply such transferred portion to reduce any principal amounts then outstanding under the Note, provided that such reductions shall only be made in increments of $1,000 unless otherwise determined by the Lender.

                                SECTION 3. FEES

       The Borrower shall pay the Lender a monthly service charge for the services to be performed by the Lender under this Target Balance Management Loan Rider. The amount of the service charge shall be determined according to the Lender's schedule of cash management and investment fees as established from time to time pursuant to the TBM Agreement. The monthly service charge may be adjusted by the Lender in accordance with the TBM Agreement.

                            SECTION 4. MISCELLANEOUS

       4.1 The Borrower agrees that the services to be performed by the Lender for the Borrower hereunder are provided as a service accommodation to the Borrower and do not constitute conditions to or consideration for the Borrower's obligations under the Loan Agreement. Accordingly, the Borrower agrees that the Lender shall have no liability to the Borrower and the Borrower shall not be entitled to any reduction in interest charged to the Borrower under the Loan Agreement on account of any failure of the Lender to cause any reductions to be made in any principal amounts outstanding under the Note.

       4.2 As security for the Borrower's obligation to repay the Loans, the Borrower hereby pledges to Lender and grants Lender a security interest in any investment now or hereafter made by Lender for Borrower pursuant to the TBM Agreement and in the proceeds thereof.

       4.3 Nothing contained herein shall be construed to limit, diminish or in any way impair any security interest, lien or right to set-off of the Lender.

       4.4 In connection with the termination of the TBM Agreement, either party hereto may terminate this Target Balance Management Loan Rider upon the giving of ten (10) Business Day's prior written notice to the other party. The termination hereof shall in no way affect the obligations of the Borrower under the Loan Agreement or any other agreement between the Borrower and the Lender or the guaranties of any guarantors.

       4.5 All notices given hereunder shall be given in the manner provided in the Loan Agreement.

       4.6 The headings contained herein are intended to be used for convenience only and do not constitute part of this Target Balance Management Loan Rider or the Loan Agreement or a basis for the interpretation or construction thereof.

   IN WITNESS WHEREOF, the parties hereto have duly executed this Target Balance Management Loan Rider under seal on this __ day of _______________, 199_.


                                           _________________________________

ATTEST:                                    By:______________________________
                                           Name:____________________________
______________________                          Title:______________________
(Asst.) Secretary
[corporate seal]

                                           SIGNET BANK

                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________

                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

   THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 16th day of June, 1997, is made by and between DUNN COMPUTER CORPORATION & Virginia corporation (the "Borrower"), and SIGNET BANK, a Virginia banking corporation (the "Lender").

                                   RECITALS

A. The Lender and the Borrower entered into a Loan and Security Agreement dated as of May 28, 1996 (as amended through the date hereof, the "Agreement") pursuant to which the Lender has agreed to extend credit to the Borrower; and the Borrower has agreed to obtain credit from the Lender, on the terms and conditions set forth in such Agreement.

B. The Borrower has requested that the Lender make certain modifications to the Agreement, including the elimination of the guaranties and a reduction in the interest rate, and the Lender has consented to such request subject to the execution of this Amendment and the satisfaction of the conditions specified therein.

C. The Borrower and the Lender now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

   Accordingly, for good and valuable consideration, the receipt and efficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

   SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

   SECTION 2. Amendments to Agreement. The Agreement is hereby amended as follows:

       2.1 Amendments to Section 1. Section 1 of the Agreement is amended as follows:

           Guarantor. The definition of the term guarantor is hereby deleted in its entirety.

       2.2 Amendment to Section 2. Section 2 of the Agreement is amended as follows:

          Section 2.2 Section 2.2 is deleted in its entirety and replaced with the following:

   Interest. Each Loan shall bear interest on the unpaid principal balance thereof from time to time outstanding, for each day from the date such Loan is made until it becomes due, at a per annum rate equal to the Prime Rate plus 0%. Payments of Interest on each Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Loan. At the option of the Lender, the Loans shall bear interest at the Default Rate, payable on demand, for each day during any period of Default hereunder.

   SECTION 3. Representations and Warranties of Borrower. The Borrower represents and warrants to the Lender that:

       (a) It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with the Borrower's corporate documents;

       (b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrower in accordance with their respective terms;

       (c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lender, all representations and warranties made in the Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

       (d) The Borrower's obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents; and

       (e) As of the date hereof, the Borrower has no effects or deficiencies against the payment of any of the Obligations.

   SECTION 4. Waiver of Claims. As a specific Inducement to the Lender without which the Borrower acknowledges the Lender would not enter into this Amendment and the other documents executed in connection herewith, the Borrower hereby waives any and all claims that it may have against the Lender, as of the date hereof, arising out of or relating to the Agreement or any other Loan Document whether sounding in contract, tort or any other basis.

   SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received this Amendment, all executed and completed by the Borrower.

   SECTION 6.    Miscellaneous

       6.1 Reference To Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement" and each reference in the other Loan Documents to the Agreement shall and be a reference to the Agreement as amended hereby.

       6.2 Effect on Loan Documents. Except as specifically amended above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all Collateral given to secure the Obligations of the Borrower under the Agreement and the other Loan Documents prior to the date hereof does and shall continue to secure all Obligations of the Borrower under the Agreement, as amended hereby and the other Loan Documents, and, except as provided in the Agreement and the other Loan Documents, no such Collateral shall be released once all Obligations are satisfied and completely discharged.

       6.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

       6.4 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.

       6.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflict of Law provisions.

       IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be signed by their duly authorized representatives under seal all as of the day and year first above written.

                                                 DUNN COMPUTER CORPORATION
                                                 a Virginia corporation

        ATTEST                                  By: /s/ Thomas P. Dunn
                                                   -----------------------
        /s/ Claudia N. Dunn                     Name: Thomas P. Dunn
        ---------------------------             Title: President
        (Asst.) Secretary
        (corporate seal)

                                                SIGNET BANK, a
                                                Virginia banking corporation


                                                By: /s/ R. Mark Swaal
                                                   -----------------------
                                                   R. Mark Swaal
                                                   Assistant Vice President

                 AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

   THIS AMENDMENT NO.3 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 10th day of December, 1997 is made by and between DUNN COMPUTER CORPORATION, a Virginia corporation (the "Borrower"), and SIGNET BANK, a Virginia banking corporation (the "Lender").

                                   RECITALS

A. The Lender and the Borrower entered into a Loan and Security Agreement dated as of May 28, 1997 (as amended through the date hereof, the "Agreement") pursuant to which the Lender has agreed to extend credit to the Borrower, and the Borrower has agreed to obtain credit from the Lender, on the terms and conditions set forth in such Agreement.

B. The Borrower has requested that the Lender make certain modifications to the Agreement, including increasing the Maximum Amount, and the Lender has consented to such request subject to the execution of this Amendment and the satisfaction of the conditions specified herein.

C. The Borrower and the Lender now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

   Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

   SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

   SECTION 2. Amendments to Agreement. The Agreement is hereby amended as follows:

       2.1 Amendments to Section 1. Section 1 of the Agreement is amended as follows:

           2.1(a) Commitment Fee. The definition of the term Commitment Fee is replaced in its entirety with the following definition:

               "Commitment Fee" means the quarterly fee to be paid by the Borrower to the Lender pursuant to Section 2.5 hereof in consideration of the commitment by the Lender to make Loans hereunder. The Commitment Fee due for each calendar quarter (or portion thereof) shall equal the product of the Commitment Fee Rate in effect for such quarter (or portion thereof) multiplied by the difference between $4,000,000.00 and the sum of the average daily principal balance of the Loans during such quarter (or applicable portion thereof) plus the average daily face amount of all Letters of Credit outstanding during such quarter (or applicable portion thereof).

           2.1(b) Maximum Amount. The definition of the term Maximum Amount is replaced in its entirety with the following definition:

               "Maximum Amount" means, at any time, the lesser of (a) $4,000,000.00 or (b) the then applicable Borrowing Base.

           2.1(c) Note. The definition of the term Note is replaced in its entirety with the following definition:

               "Note" means the promissory note in form and substance acceptable to the Lender in the original principal amount of $4,000,000.00 (as it may be amended, modified supplemented or replaced from time to time) evidencing the obligation of the Borrower to pay the principal amount of the Loans together with interest on the Loans.

   SECTION 3. Representations and Warranties of Borrower. The Borrower represents and warrants to the Lender that:

       (a) It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with the Borrower's corporate documents;

       (b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrower in accordance with their respective terms;

       (c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lender, all representations and warranties made in the Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

       (d) The Borrower's obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents; and

       (e) As of the date hereof, the Borrower has no offsets or defenses against the payment of any of the Obligations.

   SECTION 4. Waiver of Claims. As a specific inducement to the Lender without which the Borrower acknowledges the Lender would not enter into this Amendments and the other documents executed in connection herewith, the Borrower hereby waives any and all claims that it may have against the Lender, as of the date hereof, arising out of or relating to the Agreement or any other Loan Document whether sounding in contract, tort or any other basis.

   SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received this Amendment and new Note, all executed and completed by the Borrower.

   SECTION 6. Waiver of Default. Upon the Lender's execution of this Amendment and the occurrence of the conditions to the effectiveness of this Amendment set forth in Section 5 hereof, the Lender agrees to waive the Default under the Agreement resulting from the acquisition of STMS in violation of Section 6.10; provided, however, that this waiver shall not constitute a waiver of any right, power or privilege to which the Lender is entitled under this Amendment, the Agreement or any of the other Loan Documents as a result of any other Default or upon the occurrence of a subsequent Default, including a Default occurring because of the continuation of conduct by the Borrower as to which the Lender is waiving its rights as of the date hereof.

   SECTION 7.  Miscellaneous.

       7.1 Reference To Agreement and Note. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement" and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby and each reference in the Agreement and the other Loan Documents to the "Note" shall mean and be a reference to the Note executed by the Borrower and delivered to the Lender pursuant to Section 5 hereof.

      7.2 Effect on Loan Documents. Except as specifically amended above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all Collateral given to secure the Obligations of the Borrower under the Agreement and the other Loan Documents prior to the date hereof does and shall continue to secure all Obligations of the Borrower under the Agreement, as amended hereby and the other Loan
   Documents, and, except as provided in the Agreement and the other Loan Documents, no such Collateral shall be released until all Obligations are satisfied and completely discharged.

       7.3 No Waiver. Except as specifically provided in Section 7 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents. nor constitute a waiver of any provision of any of the Loan Documents.

       7.4 Cost, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.

       7.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflict of law provisions.

   IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be signed by their duly authorized representatives under seal all as of the day and year first above written.


                                        DUNN COMPUTER CORPORATION, a
                                        Virginia  corporation

                                        By: /s/ Thomas P. Dunn
                                            -----------------------------
                                            Thomas P. Dunn, President
ATTEST:

/s/ Claudia N. Dunn
-----------------------------
(Asst. Secretary)
[corporate seal]


                                        SIGNET BANK, a Virginia banking
                                        corporation

                                        By:
                                            ------------------------------------
                                            Robert L. Reed, Asst. Vice President